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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIBER, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

April 23, 2010
To our Stockholders:

        You are cordially invited to electronically attend the Annual Meeting of Stockholders of CIBER, Inc. Our Annual Meeting will be held only via the Internet at www.ciber.com/cbr/annualmeeting on June 2, 2010, at 9:00 a.m. Mountain Daylight Time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the actions we expect to take at this Annual Meeting.

        Our Annual Report on Form 10-K for the year ended December 31, 2009, is posted on our website at www.ciber.com under the heading "Investor Relations, SEC Filings."

        Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Recent changes in the rules of the New York Stock Exchange mean that if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of our directors at the Annual Meeting.

        Given this change, it is all the more important that you vote your shares on the proposals to be considered at this Annual Meeting of our Stockholders. Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying Proxy in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for more details. Returning the Proxy or voting telephonically or electronically does NOT deprive you of your right to attend the Internet meeting and to vote your shares for the matters acted upon at the meeting. We invite you to attend the Internet meeting and to vote your shares online before the close of voting by going to www.proxyvote.com.

Sincerely,

Paul A. Jacobs
 Chairman of the Board

CIBER, Inc.
6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF COMMON STOCK OF CIBER, INC.

        The 2010 Annual Meeting of Stockholders of CIBER, Inc., a Delaware corporation, will be held via the Internet at www.ciber.com/cbr/annualmeeting on June 2, 2010, at 9:00 a.m. Mountain Daylight Time for the purposes stated below. These items of business are fully described in the attached Proxy Statement.

  1.
  To elect three (3) Class I Directors from the nominees named in the attached Proxy Statement to serve for a term of three years.

  2.
  To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

  3.
  To transact any other business that may properly come before the Meeting, or any adjournment or postponement of the Meeting.

        Our Board of Directors fixed the close of business on April 20, 2010, as the Record Date for determining those Stockholders who are entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement of the Meeting. Only Stockholders of our Common Stock at the close of business on April 20, 2010, will receive notice of the Meeting and voting materials. A list of Stockholders entitled to vote at the Meeting will be available for examination for a period of ten days before the Meeting both in person at our corporate offices and electronically, and electronically during the Meeting. Stockholders may examine the list for purposes related to the Meeting. Instructions for viewing the Stockholder list appear in the Proxy Statement.

        You are cordially invited to join us via audio webcast at CIBER's 2010 Annual Meeting.

By order of the Board of Directors,

Susan Keesen
 Vice President, General Counsel and Secretary
Greenwood Village, Colorado
April 23, 2010

Please Vote!—Your Vote Is Very Important This Year!

        Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying Proxy in the postage paid envelope or vote electronically via the Internet or by telephone.

CIBER, Inc.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 2, 2010

 ANNUAL MEETING INFORMATION

        This Proxy Statement and the accompanying Proxy are sent to you on behalf of the Board of Directors of CIBER, Inc., a Delaware corporation (the "Company," "we," "our" or "us"), in connection with the solicitation of Proxies for use at our 2010 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"). This Proxy Statement describes proposals to be presented for Stockholder approval at the Annual Meeting or any adjournments or postponements of the Meeting. The enclosed Proxy is your ballot (the "Proxy"), which you will use to record your vote on each of the proposals. This Proxy Statement and the accompanying Proxy are first being mailed or sent via electronic communication to Stockholders of record of CIBER's Common Stock, $.01 par value per share (the "Common Stock"), on or about April 23, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS' MEETING TO BE HELD ON JUNE 2, 2010.

        The Proxy Statement, the Annual Report to Stockholders, and Form 10-K for the 2009 fiscal year are available at www.ciber.com under Investor Relations.

Attend the 2010 Annual Meeting via the Internet	The Annual Meeting of Stockholders will be held via the Internet at www.ciber.com/cbr/annualmeeting on June 2, 2010, at 9:00 a.m. Mountain Daylight Time. The Board and management of CIBER encourage you to attend the Annual Meeting electronically.
Register to Participate in the Electronic Meeting	Log on to www.ciber.com/cbr/annualmeeting at least 15 minutes prior to the start of the Meeting. You will find detailed instructions in accompanying materials.

Ask Questions: Questions that would be appropriate to raise in person and that relate to the purpose of the Meeting will be accepted via email from Thursday, May 27, 2010, until the floor is closed to questions during the Meeting. To submit questions, access the Annual Meeting website and select "Questions."

Vote: Stockholders who attend the Annual Meeting via the Internet may electronically submit a vote or change or revoke a prior vote until the polls are officially closed. See page 2, "Casting Your Vote," for details.

List of Stockholders

A list of Stockholders entitled to vote at the Annual Meeting (the "List") will be available for inspection by Stockholders for purposes related to the Annual Meeting. The List will be available for inspection in both paper and electronic format for a period of 10 days prior to the Annual Meeting and electronically during the time the Annual Meeting is in session. We have taken reasonable steps to ensure that information contained in the List will be made available only to eligible Stockholders. To examine the List, please telephone us at 303-220-0100 and ask to speak with Mr. Doug Eisenbrandt, Director of Investor Relations & Corporate Finance. Upon verification that you are entitled to examine the List, you will be scheduled for an appointment to review the List at our corporate office or provided with a login, password and instructions to enter a secure website link.

 AGENDA

Stockholders are asked to consider and to vote upon the following proposals:

Proposal No. 1 See page 6	To elect three (3) Class I Directors to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
Proposal No. 2 See page 50	To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.
Other Business

To consider other business that may properly come before the Annual Meeting. To date, we are not aware of any other business to be presented for consideration at the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons designated as agents and Proxies in the enclosed Proxy will vote on those matters in accordance with their best judgment.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Your Proxy is solicited by our Board of Directors.

Record Date	Only Stockholders of our Common Stock, $.01 par value, at the close of business on April 20, 2010 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 69,382,264 shares of Common Stock outstanding.
Casting Your Vote

For each proposal, Stockholders are entitled to cast one vote for each share of Common Stock held on the Record Date. Shares of Common Stock may not be voted cumulatively. You may cast your vote by any of the methods listed below. Please refer to the detailed instructions included with your Proxy for submission deadlines and step-by-step instructions.

• Vote by Mail. Complete, date and sign your Proxy. Mail it in the pre-paid envelope provided so that it reaches us before the deadline specified on the Proxy.

•       Vote by Telephone. Call the toll-free telephone number provided with your Proxy and, with the Proxy card in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. Eastern Daylight Time on June 1, 2010.

•       Vote by Internet before the Annual Meeting. Use your computer to access the website listed on the voting form and, with the Proxy card in hand, record your vote. The deadline for Internet voting is 11:59 p.m. Eastern Daylight Time on June 1, 2010.

•       Vote by Internet during the Annual Meeting. You may vote electronically during the Annual Meeting, prior to the announcement that the polls are closed. To vote electronically during the Annual Meeting: (1) log on to www.ciber.com/cbr/annualmeeting and, with the Proxy card in hand, register to enter the Annual Meeting website, (2) select the "Vote" button and complete the questions that verify your eligibility to vote and (3) characterize the nature of your vote (i.e., first vote, withdrawal of prior vote, etc.).

Quorum and Election	IVS Associates has been selected to tabulate the votes and to act as Inspector of Elections.

Quorum. Our bylaws provide that the presence, in person or by Proxy, of the holders of not less than a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at an Annual Meeting. Since attendance at the Annual Meeting is usually low, a quorum can only be achieved by Stockholder participation by Proxy. Please complete your Proxy and return it promptly.

Election. Delaware law and our bylaws provide the following:

•       Election of Directors. Directors shall be elected by a plurality of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors. A director wins by "plurality" when he or she receives more votes than the number of votes cast for any other nominee.

•       Matters other than the Election of Directors. In all matters to be presented at the Annual Meeting other than the election of directors, the affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the Stockholders.

Tabulation of Your Proxy	The Inspector of Elections will tabulate your Proxy as follows:
• All shares represented by a properly executed Proxy will be voted at the Annual Meeting in accordance with your instructions, unless you have taken steps to revoke or withdraw your Proxy.
• Shares that are voted WITHHOLD or ABSTAIN will be counted as "present" for quorum purposes, but will have the same effect as voting against a proposal.

•       "Broker non-votes" are Proxies for shares held in street name by brokers or nominees, for which (i) instructions have not been received from the beneficial owner or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity. Broker non-votes are counted as "present" for quorum purposes, but they are treated as not entitled to vote on the matter. Therefore, broker non-votes are not counted for purposes of determining whether Proposal No. 1 has been approved.

•       Under the rules of the New York Stock Exchange ("NYSE"), on certain routine matters, brokers may, in their discretion, vote the shares they hold in street name on behalf of the beneficial owners who have not returned voting instructions to the brokers. Routine matters include the ratification of the independent registered public accounting firm (Proposal No. 2).

•       If you sign and date your Proxy but do not provide instructions, your shares will be voted FOR ALL the Board of Directors nominees for Class I Director (Proposal No. 1), and FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010 (Proposal No. 2).

•       In addition to executing your voting instructions, the persons named in the Proxy will have discretionary authority to vote all Proxies with respect to additional matters that may be properly presented for action at the Annual Meeting. We are not aware of any other business to be presented at the Annual Meeting.

You May Revoke or Change Your Proxy	At any time prior to final tabulation of the votes on June 2, 2010, you may change your vote or revoke your Proxy by following one of the procedures set forth below:

•       Deliver a letter, signed and in writing, to our Corporate Secretary stating your desire to revoke your Proxy. The letter must be dated later than the date stated on the Proxy you wish to revoke. Address the letter to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

•       Deliver a Proxy bearing a date later than the Proxy you wish to revoke to Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717. You may use any available voting method to deliver your new Proxy, but the new Proxy must be received by Broadridge before the deadline for mail, telephone or Internet voting.

•       Attend the Annual Meeting via the Internet and submit your vote prior to the close of the polls. Follow the instructions for voting online during the Annual Meeting, which appear earlier in this section of this Proxy Statement. Please note, attending the electronic Annual Meeting will not, absent specific instructions from you, revoke or alter your Proxy.

Proxies of Executive Officers and Directors

As a group, our executive officers and directors own or may be deemed to control approximately 14.05% of the outstanding shares of our Common Stock. Each of the executive officers and directors has indicated his/her intent to vote all shares of Common Stock owned or controlled by him/her FOR the candidates nominated by the Board to fill the Class I Director positions described in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010. Please refer to the table entitled Security Ownership of Certain Beneficial Owners and Management located on page 22 for additional information.

Persons Making This Proxy Solicitation

This Proxy Solicitation is made by and on behalf of our Board of Directors. The proposals described in this Proxy Statement were unanimously approved and authorized for Stockholders' consideration by our Board of Directors. To date, no director has retracted his support for any proposal appearing on the agenda or notified us of his intention to oppose the same. Solicitation of Proxies for use at the Annual Meeting may be made by regular mail, by email or in person by our directors, officers and regular employees. These individuals will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. In addition, we have retained Morrow & Co. LLC, 470 West Ave., Stamford, CT 06092, a proxy solicitation company, to assist with this solicitation for a fee of approximately $7,500 plus reasonable out-of-pocket expenses. We will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for Stockholder action at our annual Stockholder meetings. To have your proposal included in our Proxy Statement and form of Proxy and to properly bring your proposal before an Annual Meeting: (1) you must be eligible to make the proposal; (2) your proposal must be appropriate for Stockholder action at an Annual Meeting and (3) your proposal must be presented in writing and received by our Secretary at our principal executive offices not less than 90 calendar days nor earlier than the close of business on the 120th calendar day prior to June 2, 2011. Proposals submitted before February 2, 2011 and after March 4, 2011, will be considered untimely and will not be eligible for inclusion in the Proxy Statement and on the form of Proxy for the 2011 Annual Meeting, and will not be considered at the meeting. To be included in our Proxy Statement, all proposals must conform to the procedures established by the Securities and Exchange Commission ("Commission") in Section 14a-8 of the Securities Act of 1934, as amended (the "Exchange Act"). The persons named in our Proxy will have discretionary authority to vote all Proxies with respect to any untimely proposals. Stockholder notices regarding proposals must be received no later than the deadline set forth above and contain the specific information required by our bylaws. Stockholders will be furnished a copy of our bylaws, without charge, upon written request to the Corporate Secretary. Please address Stockholder proposals to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

 PROPOSAL No. 1—ELECTION OF DIRECTORS

Background	Each year at our Annual Meeting of Stockholders, directors constituting approximately one-third of the Board are elected for a three-year term or until a successor is duly elected and qualified. The terms of current Class I Directors, Mr. Bobby G. Stevenson, Mr. Peter H. Cheesbrough and Mr. James C. Spira, will expire at this 2010 Annual Meeting. The terms of the Class II Directors, Mr. Stephen S. Kurtz and Dr. James C. Wetherbe, will expire in 2011. The terms of the Class III Directors, Mr. Archibald J. McGill and Mr. Paul A. Jacobs, will expire in 2012.

Pursuant to our bylaws, vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy, including a vacancy created by an increase in the size of the Board, serves for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Description of Proposal No. 1	Proposal No. 1 asks you to elect three individuals to serve as Class I Directors for the ensuing three-year term to expire in 2013, or until a successor is elected and qualified.

The Nominating/Corporate Governance Committee, with the approval of the non-incumbent members of the Board, has nominated for re-election Mr. Bobby G. Stevenson, Mr. Peter H. Cheesbrough and Mr. James C. Spira (the "Director Nominees").

We have received no Stockholder proposal or nomination of any other person to stand for election as Class I Director, timely or otherwise.

TEXT OF PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The text of Proposal No. 1, as you will see it printed on your Proxy, is "The Board of Directors recommends that you vote FOR the following: Bobby G. Stevenson, Peter H. Cheesbrough and James C. Spira."

        Shares represented by Proxies that are not marked to "WITHHOLD ALL" authority to vote for the Director Nominees, or "FOR ALL EXCEPT" a specified individual that you must name, will be voted FOR the election of the Director Nominees. Should the Director Nominees become unavailable or unwilling to serve as directors, persons named in the Proxy intend to cast votes for which they hold Proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why Mr. Stevenson, Mr. Cheesbrough or Mr. Spira would be unable or unwilling to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES

 DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors and executive officers, their ages, positions currently held with us, the year elected as director or appointed as officer and class of directorship. Directors are elected to serve three-year terms, or until a successor is elected and qualified. Executive officers serve at the pleasure of the Board for a term of one year, subject to review and renewal annually. For information about the ownership of our voting securities held by each director, director nominee or executive officer, see "Security Ownership of Certain Beneficial Owners and Management." Information about Director Nominees is indicated by an asterisk (*) in the table below and in the narrative following the table. Information about our former Chief Executive Officer and President, who retired effective April 11, 2010, is indicated by a double asterisk (**) in the table below and in the narrative following the table.

        As noted on page 14, when our Nominating/Corporate Governance Committee considers candidates for director, the Committee looks for experience with acquisitions, experience in marketing and sales, knowledge of our industry, experience with finance, accounting, internal audit and other financial matters, respect for the fiduciary responsibilities of directors to stockholders, leadership skills, demonstrated sound business judgment, global perspective, interpersonal effectiveness and personal integrity. We believe that all our directors bring these skills to their participation on our Board in addition to the specific knowledge and experience noted below with respect to each director.

Name	Age	Position	Served as Officer or Director Since	Class (Term Exp.)
Peter H. Cheesbrough*	58	Interim Chief Executive Officer and President; Executive Vice President, Chief Financial Officer, Treasurer and Director	2002	Class I (2010)
Mac J. Slingerlend**	62	President Emeritus, Former President and Chief Executive Officer	1989-2010	—
Terje Laugerud	56	President and Chief Executive Officer—International Division	2003	—
Tony Hadzi	52	Executive Vice President—Custom Solutions Division	2001	—
Marcia M. Kim	62	President—Federal Division	2007	—
Bobby G. Stevenson*	68	Chairman Emeritus of the Board, Founder and Director	1974	Class I (2010)
Archibald J. McGill	78	Director	1998	Class III (2012)
James C. Spira*	66	Director	1994 - 98 and 2002	Class I (2010)
James C. Wetherbe	60	Director	2005	Class II (2011)
Paul A. Jacobs	70	Chairman and Director	2005	Class III (2012)
Stephen S. Kurtz	59	Director	2007	Class II (2011)

Peter H. Cheesbrough*	With the retirement of Mr. Slingerlend as our Chief Executive Officer and President, Mr. Cheesbrough was appointed our interim Chief Executive Officer and President effective April 11, 2010. He joined us as Executive Vice President and Chief Financial Officer in October 2007 and was elected Treasurer in February 2008. Mr. Cheesbrough is a Class I Director and has been since November 2002. He has been nominated to stand for re-election at this Annual Meeting to fill one of the upcoming Class I vacancies. He also served as Chairman of the Audit Committee from November 2002 until October 2007. Mr. Cheesbrough brings his considerable experience in accounting and finance to CIBER's leadership and his membership on our Board of Directors. In addition to his business leadership in U.S. companies, he has extensive international business expertise in various management roles as well as in outside auditing roles. Prior to joining us in 2007, Mr. Cheesbrough was Vice President and General Manager of Navigant Biotechnologies, LLC and, from 2002 to 2005, was Navigant Biotechnologies' Chief Financial Officer. From 1985 to 2000, Mr. Cheesbrough held several senior financial management positions with Quovadx, Inc. and Echo Bay Mines Ltd. Before 1985, he served in executive financial positions with two Canadian public companies and prior to that, Mr. Cheesbrough was an audit and tax manager for Coopers & Lybrand (now PricewaterhouseCoopers) in England and Canada. From 1996 until 2006, Mr. Cheesbrough served on the board of directors of Health Grades, Inc., where he was a member of both the Audit and Compensation Committees. He is a member of the Institute of Chartered Accountants in Alberta and a Fellow of the Institute of Chartered Accountants in England and Wales.
Mac J. Slingerlend**
Mr. Slingerlend, our President Emeritus, was a Class II Director and served us as Chief Executive Officer, President and Secretary until his retirement on April 11, 2010. Mr. Slingerlend joined us in January 1989 as Executive Vice President and Chief Financial Officer and was first elected as a director in 1994. He was promoted to President and Chief Operating Officer in 1996, elected Chief Executive Officer in March 1998 and Secretary in August 1998. Prior to 1989, Mr. Slingerlend spent 15 years in the banking industry, primarily as a commercial lender, and five years in corporate financial positions in the cable television and hospitality industries. Mr. Slingerlend became a director of the board of the Mountain States Employers Council in 2005.
Terje Laugerud
Mr. Laugerud joined us as President and Chief Executive Officer of CIBER's International Division in January 2003 following our acquisition of ECsoft Group plc. From 1994 to 2000, Mr. Laugerud was the Chief Executive Officer of ECsoft and a non-executive director until May 2002. Mr. Laugerud has over 20 years of experience in the information technology industry. He served on the boards of directors of CMA Asset Management ASA (Norway) and Heliogruppen AS (Norway) from 2001 to 2005 and on the board and compensation committee of MySQL AB (Sweden) from 2001 to 2006.

Tony Hadzi	Mr. Hadzi, whose full name is Antonios Hadziathanassiou, joined us in October 1999 as a sales manager and he is currently the Executive Vice President of our Custom Solutions Division. Prior to joining us, he established the North American subsidiary for the South African information technology services company, Q Data, and served as President of that company in the USA from 1994 to 1999. Before this U.S. business venture, Mr. Hadzi served as Senior Vice President leading the Johannesburg business unit of Q Data Consulting. He also served in senior executive positions for three Q Data subsidiaries. Mr. Hadzi was one of the first members of the startup consulting company, DATA TRUST (PTY) Ltd., which later became the founding company of Q Data. He worked there as senior technical consultant on major development projects in all aspects of systems integration and development.
Marcia M. Kim
Ms. Kim became CIBER's Federal Division President in April 2007. Before joining us, Ms. Kim was most recently Vice President, Citizens Services (Civil Group of Federal Sector), at Computer Sciences Corporation ("CSC") where she was employed since 1980 in various capacities. Before she was Vice President, Citizen Services, Ms. Kim served as Vice President, Application Programs at CSC. Before her tenure at CSC, Ms. Kim worked at General Electric for seven years.
Bobby G. Stevenson*
Mr. Stevenson became Chairman Emeritus of the Board of Directors effective April 11, 2010. He is a Class I Director and one of the founders of our Company. He has been nominated to stand for re-election at this Annual Meeting to fill one of the upcoming Class I vacancies. Mr. Stevenson was a key figure in CIBER's formation and the ensuing growth of the Company. He continues to utilize his long-term management experience with the Company and his extensive knowledge of the information technology industry in his role on our Board of Directors. Mr. Stevenson served as Vice President in charge of our recruiting and management of the technical staff from 1974 until November 1977 when he became Chief Executive Officer. As Chief Executive Officer from 1977 to 1998, he was responsible for all of our operations. Mr. Stevenson has been a member of our Board of Directors since its inception.
Archibald J. McGill
Mr. McGill has been a Class III Director since September 1998. As a long-standing member of CIBER's Board of Directors, Mr. McGill brings knowledge of the Company's history and continuity to his membership on the Board. Mr. McGill also represents extensive experience in business to business sales and marketing, venture capital acquisition and large business management. Mr. McGill has served in executive capacities at IBM and AT&T and was President of Rothschild Venture Capital. He is on the boards of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.

James C. Spira*	Mr. Spira has been a Class I Director since March 2002. Mr. Spira previously served as a Director of our Company from September 1994 until October 1998. He has been nominated to stand for re-election at this Annual Meeting to fill one of the upcoming Class I vacancies. Mr. Spira has over 40 years of management consulting experience and he brings his widely regarded expertise in developing and implementing winning competitive strategies and career-long focus on profit improvement to his membership on our Board of Directors. Mr. Spira currently serves as non-executive chairman of the board of enlight Advisors, LLC, a Cleveland, Ohio privately-held management consulting firm specializing in corporate strategy. From July 2003 until September 2008, Mr. Spira served as non-executive chairman of the board of Brulant, Inc., a Cleveland, Ohio privately-held information services firm. He served as a director of Brulant from 1997 to 2008. Mr. Spira serves on the board of directors of Jackson-Hewitt, Inc. where he is also a member of the audit and compensation committees. Mr. Spira served as President and Chief Operating Officer of American Greetings Corporation from 2001 until his retirement in July 2003. From 1995 to 2001, he was managing partner of Diamond Technology Partners, Inc., a Chicago, Illinois-based management consulting firm providing program management services to design and deploy technology-enabled business strategies. From 1974 to 1991, Mr. Spira was Co-founder, President and Chief Executive Officer of Cleveland Consulting Associates, an operations and systems management consulting firm doing business with multi-national companies.
James C. Wetherbe, PhD
Dr. Wetherbe has been a Class II Director since February 2005. Dr. Wetherbe is a highly regarded professor, author and consultant on the use of computers and information systems to improve organizational performance and competitiveness. He brings more than 30 years of academic and industry experience with management and information technology for a broad spectrum of private and public organizations to his service on our Board. From July 1993 to July 2006, Dr. Wetherbe was a director of Best Buy Co., Inc. where he served as chair of their long range and strategic planning committee and as a member of their nomination committee. In September 2006, Dr. Wetherbe became a member of the board of directors of the Sandia Motorsports Park and, in 2007, a member of the board of directors of Bizdio and the board of directors of ILostMyJob.com LLC in 2009. From 1993 to 2000, Dr. Wetherbe was the FedEx Professor of Excellence in MIS at the University of Memphis, a Professor of MIS and Director of the MIS Research Center at the University of Minnesota from 1980 to 2000 and a Professor of MIS at the University of Houston from 1977 to 1980. Dr. Wetherbe is currently the Bobby G. Stevenson Chaired Professor of Information Technology and Executive Director for Internet Buyer Behavior at Texas Tech University. He has held this position since 2000 when the professorship was created and Texas Tech selected him to fill the Chair. In addition, Dr. Wetherbe has held several positions in the information industry as a chief information officer, consultant and account manager. He is an internationally known author of 30 books and speaker on the use of computers and information systems to improve organizational performance and competitiveness.

Paul A. Jacobs	Mr. Jacobs became the Chairman of our Board of Directors effective April 11, 2010. He has been a Class III Director since February 2005. Mr. Jacobs is a founding partner in the law firm of Jacobs Chase Frick Kleinkopf & Kelley LLC, a Denver mid-size law firm formed in 1995. Mr. Jacobs brings to our Board more than 40 years of comprehensive legal experience in representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate. Mr. Jacobs was the driving force behind Denver's 1990 Major League Baseball Expansion bid and served as Executive Vice President and General Counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm of Holme Roberts & Owen for 24 years, representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate matters. Mr. Jacobs is currently a director of the American Jewish Committee and of the Colorado Sports Hall of Fame.
Stephen S. Kurtz
Mr. Kurtz has been a Class II Director since his election to the Board in December 2007 and re-election in May 2008. He serves as Chairman of the Audit Committee. Mr. Kurtz's 30 years providing professional services in accounting and finance bring depth to both our Board and Audit Committee. His primary emphasis has been in the negotiation, structuring and tax planning for mergers, acquisitions, joint ventures and leveraged buyouts. Mr. Kurtz is a Co-Managing Member of Mankwitz Kurtz Investments, LLC, a Denver-based private equity firm, which he formed in 2001. In 2008, Mr. Kurtz formed Kurtz Financial, LLC, a consulting firm specializing in restructuring, turnarounds and mergers and acquisitions advisory services. From 1978 to 2001, he was President of the CPA firm of Shenkin, Kurtz Baker & Co. Mr. Kurtz is a certified public accountant. He is also a member of the board and chairman of the audit and finance committee of HCA-HealthOne in Denver and a member of the community board of Wells Fargo Colorado, N.A. Since November 2009, Mr. Kurtz has also been a member of the board and the chairman of the audit committee of Pembrook Mining Corp., a privately-held, Canadian-based international mining company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In November 2006, our Board adopted a written policy that requires the Audit Committee to review any financial transactions, arrangements or relationships which exceed $120,000 in which we are a participant and a related party (as defined in Rule 404(b) of Regulation S-K under the Exchange Act) has a direct or indirect interest. Audit Committee approval of any related party transaction will depend on whether or not the transaction is fair and beneficial to us. Our related party transaction policy is in addition to the conflict of interest policy found in our Code of Business Conduct and Ethics. In connection with our February 20, 2009 offering of 8,000,000 shares of the Company's Common Stock, our then Chairman of the Board, Bobby Stevenson, proposed to purchase 200,000 shares in the offering. The Audit Committee discussed and evaluated the proposed purchase and determined that the terms and conditions of the purchase were fair to the Company and its Stockholders and that the purchase was in our best interest. Accordingly, the Audit Committee approved Mr. Stevenson's purchase, provided that the purchase was at the price and on the same terms and conditions at which the underwriters sold the Common Stock to other purchasers in the offering. Mr. Stevenson subsequently made the purchase of the shares on those terms. The Audit Committee was not presented with any other proposed related party transactions during 2009. The terms of Mr. Stevenson's benefits as Chairman Emeritus have not yet been finalized.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own greater than 10% of a registered class of our equity securities file initial reports of ownership and changes in ownership of such securities with us and the Commission. Based solely upon our review of copies of the Section 16(a) reports we have received and written representations from reporting persons, we believe that during the year ended December 31, 2009, all of our directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements except that a purchase of our stock made by Bobby Stevenson on March 4, 2009, was not reported on a timely-filed Form 4 because the purchase was not reported to the Company until March 9, 2009, when it was included on a Form 4 that was timely-filed and included additional purchases made on March 6 and March 9, 2009.

CORPORATE GOVERNANCE PRACTICES

        The Board met four times in 2009 in regularly scheduled quarterly meetings. Each director, including incumbents, participated either in person or by telephone conference in at least 75% of all 2009 Board meetings and committee meetings (of which such director was a member). Each director attended the Annual Meeting of Stockholders last year. Each director is expected to attend the Annual Meeting this year. We have a regularly scheduled Board meeting on the same day as the Annual Meeting of Stockholders each year, and all directors generally attend both meetings.

Corporate Governance

        We have had informal governance standards in place since our inception in 1974 that have evolved to accommodate our growth over the years and changing governance practices. Our Board has adopted formal Corporate Governance Principles (the "Principles") to address matters of corporate governance including, but not limited to, Board composition and leadership, Board member qualifications, compensation, tenure and succession, Board organization, term and age limits, service on additional public company boards and audit committees and committee operation and responsibilities. Board members are also subject to the requirements of CIBER's Code of Business Conduct and Ethics (the "Code") which includes, among other things, a conflict of interest policy. In addition, in November 2006, the Board adopted a policy with respect to Related Party Transactions, as discussed in more detail above. The Principles, Code and Related Party Transaction Policy can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations.

Board Leadership Structure and Executive Sessions

        CIBER's Board of Directors has chosen to separate the position of Chief Executive Officer and Chairman of the Board. In our Board's opinion, such separation allows for more objective evaluation of our CEO's performance as well as broader, less centralized distribution of information leading to more effective monitoring of our operations and business strategies. Our non-management directors meet regularly in executive session without management. The executive sessions were chaired in 2009 and until his retirement as Chairman of the Board by Bobby G. Stevenson, as Presiding Director. Effective April 11, 2010, the executive sessions will be chaired by our Chairman of the Board and Presiding Director, Paul A. Jacobs. The executive sessions of our non-management directors are held in conjunction with each regularly scheduled Board meeting.

Board Oversight Role in Risk Assessment and Management

        While our entire Board is accountable for and involved in risk oversight, our directors have determined to assign primary responsibility to the Audit Committee. The Audit Committee periodically reviews the risk management processes designed and implemented by the Company and receives reports from Company management to ensure that such are consistent with our corporate strategies and that there is an appropriate culture of risk awareness and assessment in decision making. At the same time, the directors recognize other Board committees, such as our Compensation Committee, have expertise in areas of risk oversight specific to their duties and responsibilities and, consequently, it makes sense to allocate specific aspects of risk oversight to these committees. Each committee periodically reports key risk oversight findings back to the full Board so that the risk oversight activities are coordinated and consistent with our overall risk management processes. The full Board can then monitor risk taking across the organization and ensure that appropriate risk taking is aligned with and incorporated into our strategic planning process.

Communicating with Presiding Director or the Company's Non-Management/Independent Directors

        Any Stockholder or other interested party who wishes to contact our Presiding Director or the non-management/independent members of our Board of Directors or any individual director may do so by following the procedures set forth on our website at www.ciber.com under "Investor Relations, Corporate Governance, Communications with the Board."

Independence

        At least a majority of the members of the Board and all members of the Board's Compensation, Audit and Nominating/Corporate Governance Committees must be independent for purposes of Section 303A of the Listed Company Manual of the NYSE. Upon applying the Company's standards for "independence" identified on our website at www.ciber.com under "Investors Relations, Corporate Governance" and, after reviewing additional relevant facts and circumstances, including any related party transactions, the Board has determined that each of the following directors is independent and has no material relationship with the Company that would impair his independence: Mr. Bobby Stevenson, Mr. Paul Jacobs, Mr. James Spira, Mr. Archibald McGill, Dr. James Wetherbe and Mr. Stephen Kurtz.

        The Board has further determined that, with respect to their Committee assignments for 2010, Mr. Kurtz, Mr. Jacobs and Mr. McGill have the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Spira, Mr. McGill and Dr. Wetherbe have the requisite independence to serve as members of our Compensation Committee, and that Mr. Jacobs, Mr. Spira and Dr. Wetherbe have the requisite independence to serve as members of our Nominating/Corporate Governance Committee. Mr. Stevenson is not a member of any of the committees.

Code of Business Conduct and Ethics

        Our Code of Conduct is applied consistently to all employees and has been a prominent part of the Employee Handbook for several years. The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all employees but that has specific requirements for executive and senior financial officers with respect to the ethical standards and obligations relevant to accounting and financial reporting. The Code contains procedures for reporting suspected violations of the Code and references the Audit Committee procedure for the reporting of questionable accounting or auditing matters or other concerns about accounting and auditing matters. A copy of the Code, as well as the Audit Committee Procedures for reporting concerns about accounting or auditing matters, can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. If a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed on our website, in a press release or in a current report on Form 8-K.

Committees

        The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Membership in those committees for 2009 is set forth below.

2009 COMMITTEE MEMBERSHIP
Standing Committees of the Board	Director	Audit	Compensation	Nominating/ Corporate Governance
	B. Stevenson	—	—	—
	M. Slingerlend	—	—	—
	P. Cheesbrough	—	—	—
	A. McGill	X	X	—
	J. Spira	—	X	Chair
	P. Jacobs	X	—	X
	J. Wetherbe	—	Chair	X
	S. Kurtz	Chair	—	—

NOMINATING/ CORPORATE GOVERNANCE COMMITTEE	The principal responsibilities of the Nominating/Corporate Governance Committee are to identify and nominate qualified individuals to serve as members of the Board, or to nominate candidates to fill such other positions as may be deemed necessary and advisable by the Board. In addition, the Nominating/Corporate Governance Committee is responsible for establishing our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, as well as evaluating the Board and its processes. The members of the 2009 Nominating/Corporate Governance Committee were Mr. Spira (Chairman), Mr. Jacobs and Dr. Wetherbe. The Nominating/Corporate Governance Committee met once in 2009.
NOMINATING/ CORPORATE GOVERNANCE COMMITTEE CHARTER

The Nominating/Corporate Governance Committee's Charter can be found at www.ciber.com/cbr under "Corporate Governance." We believe that our directors must bring the skill mix and experience necessary to perform the Board of Directors' oversight function effectively. Identification of prospective Board members is done by a combination of methods, including studying other boards, word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. Although we do not have a formal policy with regard to the consideration of diversity, when considering candidates for director, our Nominating/Corporate Governance Committee looks at the entirety of our Board and seeks to add skills and experience which complement other members of the Board rather than director nominees that may represent a particular constituency. The Committee considers a number of diverse factors including, but not limited to, the following:

• Experience with acquisitions
• Experience in marketing and sales
• Knowledge of our industry

• Experience with finance, accounting, internal audit and other financial matters
• Respect for the fiduciary responsibilities of directors to stockholders
• Leadership skills
• Demonstration of sound business judgment
• Global perspective
• Interpersonal effectiveness
• Personal integrity
• The number of other boards and committees on which a candidate serves

When the Nominating/Corporate Governance Committee is recruiting Board members to serve on a designated committee, the Committee also takes into account skills and experience specific to that committee. For example, Audit Committee members must be financial experts and/or financially literate.

The Nominating/Corporate Governance Committee will consider nominees recommended by the Stockholders applying the criteria described above and in accordance with the process outlined below. Please also refer to the section entitled "Deadline for Stockholder Proposals for the 2011 Annual Meeting" located on page 5 for information related to Stockholder nominations.

As provided in our February 25, 2009 bylaw amendment, Stockholders entitled to vote at an Annual Meeting of our Stockholders may make nominations for the election of directors only if written notice of the Stockholder's intent to make such a nomination or nominations has been given, either by personal delivery or by U.S. mail to our Secretary no later than 90 days and no earlier than the close of business on the 120th calendar day prior to the preceding Annual Meeting (in this case June 2, 2011) with respect to an election to be held at an Annual Meeting of the Stockholders or the close of business on the tenth day following the date on which notice of a special meeting is first given to Stockholders for an election to be held at a special meeting of Stockholders. No such nominations were received for the 2010 Annual Meeting.

A Stockholder's notice to the Secretary shall set forth:
(i)

as to each person whom the Stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of our capital stock which are owned beneficially and of record by such person; (D) a questionnaire (provided by us to the stockholder upon request) completed by the nominee that, among other things, inquires into such person's independence; (E) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (F) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in such case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(ii)

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (A) the name and record address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any, on whose behalf a proposal or nomination is made; (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as well as whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination or proposal and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination or proposal; (D) a complete and accurate description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not settled in cash or in securities of the Corporation, directly or indirectly owned by such stockholder or beneficial owner or such affiliate or associate; (E) a complete and accurate description of any agreement, arrangement or understanding (including without limitation any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner or such affiliate or associate, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of capital stock of the Corporation; (F) a description of all arrangements or understandings, including, without limitation, between such stockholder and beneficial owner or such affiliate or associate, if any, and each proposed nominee and any other person or persons; (G) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (H) a representation whether such stockholder or such beneficial owner or such affiliate or associate, if any, or associates, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee or pass the proposal and/or (z) otherwise to solicit proxies from stockholders in support of such proposal nomination; (I) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (J) a representation that the stockholder will update the information set forth in clauses (A) through (I) above as of the record date for the meeting by delivery of written notice to the Corporation promptly following the later of the record date or public announcement of the record date;

Notwithstanding anything in the Bylaws to the contrary:
(i)

No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The presiding officer at a meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of the Bylaws, and if he should so determine, he shall declare to the meeting that such defective nomination shall be disregarded.

(ii)

In the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

AUDIT COMMITTEE

The principal responsibilities of the Audit Committee are: (1) engaging and overseeing the work of the independent auditor including the execution of the engagement letter and review of the audit plan; (2) reviewing the independence, internal quality control procedures and performance of the independent auditors and the qualifications of the key audit partner and audit managers; (3) overseeing the documentation, evaluation and testing of our system of internal controls; (4) establishing our policy on provision of non-audit services; (5) pre-approving all audit and permitted non-audit services provided to us; (6) establishing the Committee's procedure for receiving and reviewing complaints regarding accounting, internal controls and auditing matters; (7) discussing policies and guidelines with respect to financial risk exposure and management; (8) receiving reports from the auditor and reviewing with the auditor critical accounting policies and practices, alternative treatments of financial information that have been discussed with management and the effectiveness of internal controls and any material written communications between the auditor and our management; (9) reviewing Management's Discussion and Analysis and our annual audited financial statements and periodic reports that include financial statements prior to filing or distribution; (10) discussing, generally, all financial press releases, other financial information and earnings guidance provided to analysts and rating agencies; (11) reviewing and approving any related party transactions pursuant to our Related Party Transaction Policy; (12) determining and approving the compensation of the independent auditor; (13) discussing policies with respect to risk assessment and risk management; and (14) reporting to the Board with respect thereto. The members of the 2009 Audit Committee were Mr. Kurtz (Chairman), Mr. Jacobs and Mr. McGill. The Audit Committee met nine times during 2009.

Audit Committee Charter	The Audit Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance."
"Audit Committee Financial Expert" and Financial Literacy

The Board has determined that Mr. Stephen Kurtz qualifies as an "audit committee financial expert" pursuant to Item 407(d) of Regulation S-K. The Board has also determined that each of the members of the Audit Committee is financially literate consistent with the requirements of the NYSE.

Report of the Audit Committee*

The Audit Committee of the Board assists the Board in fulfilling its responsibilities for financial reporting compliance by reviewing the audited financial statements, reviewing the system of internal controls that management and the Board of Directors have established and reviewing the overall audit process. The Audit Committee, in its capacity as a Committee of the Board, is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, and has:

• reviewed and discussed the 2009 audited financial statements separately and jointly with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm;

•       provided oversight and advice to management with respect to the documentation, testing and evaluation of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, received periodic updates provided by management and E&Y and reviewed a report on the effectiveness of our internal control over financial reporting;

•       discussed with E&Y the matters required by the Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards," AU§380, as modified or supplemented by the Auditing Standards Board of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board (PCAOB);

•       received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB for independent auditor communications with the Audit Committee, as the same may be modified or supplemented, and has discussed with E&Y its independence; and

•       considered whether the auditor's provision of non-audit services is compatible with independence and concluded that the services rendered by E&Y are compatible with maintaining the principal accountant's independence, no fees were billed for services other than audit, audit-related or tax services.

Based upon this review and the discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, and that this report be included in the Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders.

By the Audit Committee:
Stephen S. Kurtz, Chairman Paul A. Jacobs Archibald J. McGill

*
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE

The principal responsibilities of the Compensation Committee are: (1) to define our philosophy, policies and procedures regarding executive compensation; (2) to administer and approve awards under our 2004 Incentive Plan (a stock-based plan) and to administer the Employee Stock Purchase Plan; (3) to review the performance of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers (collectively, "NEOs"); (4) to recommend annual salary, cash bonuses and equity awards for the NEOs to our Board for approval; (5) to make recommendations regarding non-employee director compensation and (6) to review the Compensation Discussion and Analysis and recommend its inclusion in the Annual Report on Form 10-K and the Proxy Statement on Schedule 14A. The members of the Compensation Committee for 2009 were Dr. Wetherbe (Chairman), Mr. McGill and Mr. Spira. The Compensation Committee met three times during 2009.

Compensation Committee Charter	The Compensation Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance."
Compensation Committee Process

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. Our Compensation Committee Chair works with our Chief Executive Officer ("CEO") to establish the meeting agenda. The Compensation Committee typically meets with the CEO and, where appropriate, with outside advisors. The Compensation Committee also meets in executive session without management. The Compensation Committee reviews materials in advance of each meeting including financial reports on year-to-date performance against business plans, calculations and reports on achievement of individual and corporate performance goals and objectives, performance of our competitive reference group, information about option grants under our performance-based option grant programs, NEO equity compensation and information about equity compensation dilution.

The Compensation Committee annually reviews the performance of and determines salary, cash bonus and equity compensation for the CEO and determines performance and award targets for the next fiscal year. The Compensation Committee also annually reviews and approves the salary, cash bonuses and equity compensation for the Chief Financial Officer ("CFO") and the other NEOs and determines performance award targets for the next fiscal year based on the recommendations of the CEO, who plays a significant role in evaluating the performance of and setting the performance targets for these individuals. The Compensation Committee has delegated authority to the CEO for the execution of the equity compensation programs.

The Compensation Committee charter grants the Compensation Committee direct authority to hire and fire advisors and compensation consultants for the Committee. In February 2007, the Compensation Committee retained the services of HCC, Inc. to evaluate and make recommendations regarding the compensation of our CEO, as discussed more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation Committee continues to work with HCC, Inc. on various compensation-related matters on an as-needed basis.

The Compensation Committee's process begins with reviewing and approving the performance targets for each NEO as recommended by the CEO and establishing the CEO's performance targets. The Compensation Committee determines the appropriateness of the financial and non-financial measures used for incentive compensation. It also reviews compensation levels for the CEO and NEOs for internal pay equity and reasonableness relative to the publicly-available information of the companies in our competitive reference group. The Compensation Committee periodically reviews performance against the objectives and, generally in the first quarter of the fiscal year, determines actual cash bonus and equity compensation payouts against targets, as well as objectives and compensation targets for the coming year.

Compensation Committee Report*

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee:
James C. Wetherbe, Chairman Archibald J. McGill James C. Spira

*
This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Compensation Committee Interlocks and Insider Participation.    There were no Compensation Committee interlocks in 2009. In 2009, the Compensation Committee of our Board of Directors consisted of James C. Wetherbe, Archibald J. McGill and James C. Spira. None of these directors has ever been an officer or employee of ours. No current executive officer of ours has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock at April 20, 2010 (unless noted otherwise), stock options exercisable for shares of Common Stock within 60 days of such date and restricted stock units that will vest within 60 days of such date, held by (i) each person or group of persons known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and director nominees, (iii) each NEO (as identified under "Executive Compensation" below) and (iv) all our NEOs and directors as a group. All information is taken from or based upon ownership filings made by such persons with the Commission and other information provided by such persons to us. Unless otherwise indicated, the Stockholders listed below have sole voting and investment power with respect to the shares reported as owned. None of these shares have been pledged. On April 20, 2010, there were 69,382,264 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Officers and Directors
	Bobby G. Stevenson(2)	6,102,921	8.80%
	Mac J. Slingerlend(3)	2,608,934	3.65%
	Peter H. Cheesbrough(4)	150,672	*
	Tony Hadzi(5)	153,143	*
	Marcia M. Kim(6)	84,932	*
	Terje Laugerud(7)	322,617	*
	Archibald J. McGill(8)	80,114	*
	James C. Spira(8)	89,645	*
	James C. Wetherbe(8)	110,781	*
	Paul A. Jacobs(8)	74,425	*
	Stephen S. Kurtz(8)	55,125	*
	All Directors and Named Executive Officers as a group (11 persons)(9)	9,833,309	14.05%
5% Beneficial Owner
	Bobby G. Stevenson(2) c/o CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, CO 80111	6,102,921	8.80%
	Dimensional Fund Advisors LP(10) Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746	5,690,358	8.19%
	BlackRock, Inc.(11) 400 East 52nd Street, New York, NY 10022	5,630,541	8.10%
	AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle (collectively, the 'Mutuelles AXA'), AXA, and AXA Financial, Inc.(12) 26, rue Drout, 75009 Paris, France, 25 avenue Matignon, 75008 Paris, France, and 1290 Avenue of the Americas, New York, NY 10104	3,615,782	5.20%

*
less than 1%

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 20, 2010, are treated as outstanding only for determination of the number and percent owned by such person. The calculations of percent owned by Dimensional,

  BlackRock and AXA are as of December 31, 2009. The number of shares outstanding as of December 31, 2009 was 69,482,280.

(2)
Includes (i) options to purchase 33,000 shares of Common Stock exercisable within 60 days of April 20, 2010, (ii) shares held by the Bobby G. Stevenson Revocable Trust (the "Trust"), of which Mr. Stevenson is the Settlor, Trustee and Beneficiary, (iii) 360,000 shares of Common Stock held by the Dixie Foundation whose four directors include Mr. Stevenson, his wife and daughter, and (iv) 117,553 shares of Common Stock held in a 401(k) account. Excludes 250,000 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(3)
Includes options to purchase 2,178,534 shares of Common Stock owned by Mr. Slingerlend and options to purchase 30,000 shares of Common Stock owned by Slingerlend Associates LLP exercisable within 60 days of April 20, 2010. Also includes 64,807 shares of Common Stock held in a 401(k) account and 10,417 restricted stock units ("RSUs") that will vest within 60 days of April 20, 2010.

(4)
Includes options to purchase 92,400 shares of Common Stock exercisable within 60 days of April 20, 2010, and 1,250 RSUs that will vest within 60 days of April 20, 2010, for Mr. Cheesbrough.

(5)
Includes options to purchase 122,250 shares of Common Stock exercisable within 60 days of April 20, 2010, and 1,032 shares of Common Stock held in a 401(k) account for Mr. Hadzi. Also includes 1,625 RSUs that will vest within 60 days of April 20, 2010.

(6)
Includes options to purchase 63,584 shares of Common Stock exercisable within 60 days of April 20, 2010, and 417 RSUs that will vest within 60 days of April 20, 2010, for Ms. Kim.

(7)
Includes options to purchase 262,650 shares of Common Stock exercisable within 60 days of April 20, 2010, and 3,250 RSUs that will vest within 60 days of April 20, 2010, for Mr. Laugerud.

(8)
Includes options to purchase 47,000, 54,000, 40,000, 40,000 and 25,000 shares of Common Stock exercisable within 60 days of April 20, 2010, for Messrs. McGill, Spira, Wetherbe, Jacobs, and Kurtz, respectively.

(9)
Includes options to purchase 2,958,418 shares of Common Stock exercisable within 60 days of April 20, 2010, and 16,959 RSUs that will vest within 60 days of April 20, 2010.

(10)
On February 8, 2010, Dimensional Fund Advisors LP ("Dimensional") filed information on Schedule 13G with the Commission reporting investments as of December 31, 2009, as set forth above. We have relied solely upon filings with the Commission to provide the information herein. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor, sub-advisor and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of CIBER, Inc. that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of CIBER, Inc. held by the Funds. Dimensional indicated that, as of December 31, 2009, it had sole voting power over 5,618,126 shares and sole dispositive power for all 5,690,358 of the shares. However, all securities reported in its Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(11)
On December 1, 2009, BlackRock, Inc. ("BlackRock") completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. On January 9, 2010,

  BlackRock filed information on Schedule 13G with the Commission reporting investments as of December 31, 2009, as set forth above. This Schedule 13G amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the "BGI Entities") with respect to the subject class of securities of CIBER, Inc. We have relied solely upon the filings with the Commission to provide the information herein. As of the date of the filing of the Schedule 13G, BlackRock had sole voting and dispositive power over all 5,630,541 shares.

(12)
On February 12, 2010, AXA Financial, Inc. filed information on Schedule 13G with the Commission pursuant to a Joint Filing Agreement among AXA Financial, Inc., AXA Assurances I.A.R.D Mutuelle, AXA Assurance Vie Mutuelle, and AXA ("AXA") reporting investments as of December 31, 2009, as set forth above. We have relied solely upon filings with the Commission to provide the information herein. A majority of the shares reported on Schedule 13G are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P. as investment adviser. AllianceBernstein L.P. is a majority-owned subsidiary of AXA Financial, Inc. As of the date of the filing, AXA reported that AXA Rosenberg Investment Management LLC (an AXA Entity) owned 1,911,778 shares, of which it had sole voting power over 1,240,660 shares and dispositive power over all 1,911,778 shares. AllianceBernstein L.P. owned 1,704,004 shares of which it had sole voting power over 1,641,154 shares and dispositive power over all 1,704,004 shares. Each of the Mutuelles AXA, as a group, and AXA expressly disclaim beneficial ownership of all such securities covered by the Schedule 13G. Each of the subsidiaries of AXA Financial, Inc. operates under independent management and makes independent decisions.

COMPENSATION OF DIRECTORS

        Our Board periodically reviews and establishes the compensation of our non-employee directors based on recommendations from our Compensation Committee in consultation with our CEO. In setting director compensation we review, among other things, director compensation surveys in publications for boards of directors and the publicly-available data of our competitive reference companies.

        Until the fall of 2009, our non-employee directors were paid in a combination of cash, options and shares of our Common Stock pursuant to a director compensation program last modified February 21, 2007. Each director received a $30,000 all cash annual retainer. In addition, under our 2004 Incentive Plan, each non-employee director received a non-statutory option to purchase 20,000 shares of Common Stock upon election to the Board of Directors and an option to purchase 5,000 shares of Common Stock on each anniversary of election to the Board of Directors. These initial option grants vested in equal annual installments over two years and expire 10 years from the date of grant. Anniversary option grants made prior to January 1, 2008 vested fully after one year and expire 10 years from the date of grant. Anniversary option grants made since the beginning of 2008 vest fully after one year and expire 5 years from the date of grant. Non-employee directors received additional equity compensation under the 2004 Incentive Plan in the form of shares of our Common Stock valued at approximately $2,500 for each Board and Annual Meeting attended and valued at approximately $1,500 for each committee meeting attended with the number of shares determined by the closing price of our Common Stock on the day of each meeting. The non-employee directors that serve as chairpersons of the Audit, Compensation and Nominating/Corporate Governance committees received equity compensation for annual retainers in the form of our Common Stock valued at approximately $15,000, $10,000 and $5,000, respectively. Compensation expense for grants of Common Stock to non-employee directors was $131,000 for 2009. Such expenses are included in our total recorded share-based compensation costs.

        In the fall of 2009, the Compensation Committee reviewed publicly-available information concerning director compensation programs of various companies that offer services comparable to ours and additional information on director compensation from board-related publications and recommended a change in our director compensation program to the Board of Directors. On the recommendation of the Compensation Committee and effective October 1, 2009, the Board determined to set the annual retainer for all non-employee directors at $40,000 to be paid in cash. An annual cash fee for service as the Chairman of the Board was set at $60,000 and annual cash fees for service as chairman of the Audit, Compensation and Nominating/Corporate Governance Committees were set at $20,000, $15,000 and $7,500, respectively. In addition, the Board reset board and committee meeting fees, differentiating between in person and telephonic meetings. Effective October 1, 2009, fees were set at $2,500 in cash for in person attendance and $1,250 in cash for telephonic attendance at Board meetings. Audit, Compensation and Nominating/Corporate Governance Committee meeting fees were set at $2,000, $1,500 and $1,000 to be paid in cash, respectively, for in person meetings and $1,000, $750 and $500, respectively, for telephonic meetings. While these cash annual retainer and meeting fees replaced the fees that had previously been paid in the form of our Common Stock, effective February 23, 2010, the Board, on the recommendation of the Compensation Committee, determined to award our non-employee directors equity compensation for the increasing work and time commitments involved in board committee responsibilities. Accordingly, on February 23, 2010, each non-employee director was awarded a one-time grant of $25,000 in Company Common Stock at fair market value on that date, vesting quarterly beginning with the date of the grant and continuing over the next three quarters at 90 day intervals. Non-employee directors elected or appointed to the Board after February 23, 2010 will receive a one-time grant of $25,000 in Company Common Stock at fair market value on the date of his or her election or appointment, vesting in the same manner. In addition, each non-employee director will receive an annual grant of $25,000 in Company Common Stock at fair market value commencing February 23, 2010, and another such grant on each anniversary of such date or the next closest stock market trading day, if applicable. A non-employee director elected or appointed to the Board after an annual grant is made will receive a pro-rated portion of the annual grant based on the date on which such director was elected or appointed. If a non-employee director leaves the Board at any time prior to the annual award, such director will not be eligible to receive the annual grant. These annual grants will also vest quarterly beginning on the date of the grant and continuing for the next three quarters at 90 day intervals. All our non-employee directors are now required to own a minimum of $100,000 worth of Company Common Stock. Directors on the Board as of February 23, 2010, will have three years from February 2010 to meet this stock ownership requirement. Directors appointed or elected after February 23, 2010 will have three years from the date of his or her initial appointment or election to the Board to satisfy this stock ownership requirement. In addition, all non-employee directors are also required to hold at least 50% of any shares of Company Common Stock and 50% of any stock options acquired through the Company's director equity compensation program for at least a six-month period after acquisition or vesting.

        We reimburse our directors for travel and lodging expenses incurred in connection with their attendance at directors' and Stockholders' meetings and at other Company-sponsored events. We also make long-term care insurance available to directors and/or their spouses, as well as to certain executive officers. Directors may participate at their option. The cost to us depends on the age of the director and/or spouse electing to participate but ranges from $4,030 to $5,139 per participating director per year. Except as set forth below for Mr. Stevenson, directors receive no perquisites other than long-term care insurance, which did not reach the $10,000 disclosure threshold. Mr. Stevenson became Chairman Emeritus on April 11, 2010. His benefits as such have not yet been finalized.

 2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	All Other Compensation ($)		Total ($)
Bobby G. Stevenson	50,000	7,496	7,174	28,579	(5)	93,249
Paul A. Jacobs	37,500	20,988	5,469	—		63,957
Archibald J. McGill	35,500	19,489	8,466	—		63,455
James C. Spira	35,625	15,493	4,433	—		55,551
James C. Wetherbe	36,250	18,490	5,469	—		60,209
Stephen S. Kurtz	38,750	34,487	7,086	—		80,323

(1)
This column represents all cash paid for the annual retainer, as well as any cash fees paid subsequent to October 1, 2009, for: 1) service as Chairman of the Board, 2) service as Chairman of the Audit, Compensation and Nominating /Corporate Governance Committees, and 3) attendance at Board or committee meetings.

(2)
This column represents the grant date fair value of shares of our Common Stock granted to directors for all Board, Annual and committee meeting fees and Board committee chairperson annual retainers for fiscal 2009. For meeting fees, the number of shares issued depends on the closing price of our Common Stock on the date of the meeting. For attending 2009 Board meetings, directors received 954 shares at $2.62 per share on February 25th, 755 shares at $3.31 per share on May 4th and 793 shares at $3.15 per share on August 5th. For attending 2009 Audit Committee meetings, committee members received 549 shares at $2.73 per share on February 20th, 572 shares at $2.62 per share on February 25th, 473 shares at $3.17 per share on April 28th, 453 shares at $3.31 per share on May 4th, 473 shares at $3.17 per share on June 29th, 442 shares at $3.39 per share on July 24th, 476 shares at $3.15 per share on August 5th and 432 shares at $3.47 per share on October 23rd. For attending 2009 Compensation Committee meetings, committee members received 572 shares at $2.62 per share on February 25th, 453 shares at $3.31 per share on May 4th and 476 shares at $3.15 per share on August 5th. For attending 2009 Nominating/Corporate Governance Committee meetings, committee members received 549 shares at $2.73 per share on February 20th. Additional shares were issued to the committee chairpersons as follows: 1,039 shares at $4.81 per share on January 1st and 1,552 shares at $3.22 per share on July 1st for the Chairperson of the Compensation Committee; 1,559 shares at $4.81 per share on January 1st and 2,329 shares at $3.22 per share on July 1st for the Chairperson of the Audit Committee; and 519 shares at $4.81 per share on January 1st and 776 shares at $3.22 per share on July 1st for the Chairperson of the Nominating/Corporate Governance Committee.

(3)
The amounts presented in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718 for awards pursuant to the CIBER, Inc. 2004 Incentive Plan. Unless otherwise indicated, the amounts presented here are for stock or option awards granted during fiscal year 2009. Assumptions used in the calculation of grant date fair value for 2009 awards are included in Note 12 to the Consolidated Financial Statements in our 2009 Annual Report on Form 10-K. Our 2009 Annual Report on Form 10-K was filed with the Commission on March 4, 2010.

(4)
The aggregate number of outstanding option awards for each non-employee director as of December 31, 2009, was as follows: Mr. Stevenson 38,000 options, Mr. Jacobs 40,000 options, Mr. McGill 52,000 options, Mr. Spira 54,000 options, Dr. Wetherbe 40,000 options and Mr. Kurtz 30,000 options.

(5)
All Other Compensation for Mr. Stevenson includes country club dues and related expenses in the amount of $11,440, long-term care insurance in the amount of $5,139 and secretarial and administrative assistance in the amount of $12,000.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Program

        We compensate our senior leadership through a combination of programs designed not only to attract, retain and motivate our executives but also to reward exceptional performance and contribution to achievement of key strategic goals that are intended to enhance overall stockholder value. Compensation programs for our CEO, CFO and other Named Executive Officers (collectively, "NEOs") are determined considering the revenue and profit, geographic scale and business model complexity for which an NEO has responsibility, along with the position, responsibilities and performance of an individual NEO. In addition, we consider the publicly-available compensation information of the executive officers of our competitor companies and, while publicly-available information from competitive reference group companies is not used as a precise determination of compensation level, we continue to use such information to confirm that our compensation levels are reasonable and will allow us to remain competitive in the employment market.

        Our compensation setting process consists of annually establishing individual base salaries, annual cash bonus targets and equity compensation targets. Cash bonus and equity compensation targets are tied to achievement of measurable corporate and business unit performance goals and objectives, primarily related to revenue and net operating income growth. We seek to maintain internal pay equity based on the premise that total compensation should be higher for individuals with greater responsibility and ability to impact the achievement of our strategic objectives. We also consider the deductibility of compensation for tax purposes under Section 162(m) of the Internal Revenue Code; however, we may approve a compensation plan that does not qualify for the deduction if we determine it is in our best interests to do so.

        The Company continues to review its compensation practices and incentive programs to ensure that the Company's total compensation program does not encourage inappropriate or unnecessary operational or financial risk taking but rather encourages fiscal responsibility for the Company as a whole.

        Stock Ownership Guidelines.    We are also committed to encouraging stock ownership by our senior executive officers. Accordingly, our Compensation Committee has adopted a stock ownership policy that requires our senior executive officers to own at least 1,000 shares of our Common Stock and 100,000 stock options. Our officers are expected to meet these guidelines within one year of employment and are expected to hold stock options and Common Stock for at least six months after acquisition. Executive officers are prohibited by our Insider Trading Policy from trading our Common Stock on margin or otherwise hedging their positions in our Common Stock.

        Compensation Consultant.    Beginning in February 2007, the Compensation Committee retained the services of an independent third-party compensation consultant, HCC, Inc. of Boulder, Colorado ("HCC"), to evaluate and make recommendations regarding the compensation of our CEO, and to review the compensation program structure for other NEOs. HCC analyzed compensation levels, reviewed tax and accounting implications and considered the impact of equity dilution and overhang, as well as stockholder perspectives and sound governance principles. HCC's key findings were that the CEO's base compensation was reasonably competitive, but that the total compensation (salary, bonus and option grant value) was below market levels. HCC's initial recommendations were reviewed and adjusted by the Compensation Committee and our Board of Directors and the CEO's 2008 salary and cash bonus compensation were set accordingly. HCC continued to consult with the Compensation Committee during 2008 and into 2009 about a long-term incentive program for our senior leadership. HCC has not provided any services other than those described herein.

        Compensation Reference Data.    The Compensation Committee analyzes compensation data from a competitive reference group to help us confirm that we provide industry-competitive salaries and other compensation. Although the Compensation Committee considers other factors in setting compensation, competitive reference group data is an important factor and the Compensation Committee targets total compensation for the NEOs in median range for total compensation for the competitive reference group, with adjustments made for NEOs who may have responsibility levels or duties that differ from comparable positions at the reference companies. We add or delete companies from our competitive reference group pursuant to industry consolidations, going private transactions, bankruptcies or business similarities. Consequently, our competitive reference group may change from year to year. For 2010, our competitive reference group included Accenture, CACI International, Inc., CGI Group, Inc., MAXIMUS, Inc. and Cognizant Technology Solutions Corporation. These companies have revenues for the last fiscal year that range from approximately $700 million to $20 billion. Their average last fiscal year revenue was approximately $6 billion.

Elements of Executive Compensation

        Our executive compensation is performance-driven and consists of the following components: (1) base salary, (2) annual cash bonus opportunities, and (3) equity compensation awards. The base salary and annual cash bonuses, as well as the potential for equity awards, are provided for in each NEO's annually-renewable employment agreement. The design of our total cash compensation allocates approximately 55 - 65% to base salary and approximately 35 - 45% to compensation in the form of cash bonus opportunities. Equity compensation awards have historically been in the form of stock options although equity compensation also included restricted stock units ("RSUs") beginning in 2008. The actual mix of salary, cash bonus and equity compensation with respect to each NEO is subject to the nature of the specific business for which each NEO is responsible and the judgment of the Compensation Committee in consultation with the CEO. We believe this mix supports our pay-for-performance philosophy and is appropriate to provide each executive with a competitive base salary and sufficient "at-risk" compensation to drive performance against objectives without creating undue risk for the Company as a whole.

        Other than considering internal pay equity, we have not adopted an formal policy with regard to the relationship of the compensation paid to our NEOs. Differences between the compensation of our NEOs generally reflect differences in the scope of authority and responsibility for the relevant positions held by the NEOs. In addition, the exercise of discretion and judgment by the Compensation Committee to account for unique, individual circumstances, changes in the market for executive talent or in our strategic goals and other factors impacts the mix of actual compensation. As a result, establishing total compensation is not merely a formulaic process.

        In 2009, we modified our philosophy for target bonus compensation from achievement of business plan targets in 2008 to levels of achievement for 2009 relative to 2008's actual results, believing there is more of a direct correlation to stockholders' goals for year-to-year improvement than performance to business plans, which is more indirect. The same philosophy applies to our 2010 target bonus compensation. We continue to believe that the performance targets we set do not, however, encourage management to take inappropriate or unnecessary risks but rather encourage fiscal responsibility for the Company as a whole.

  Base Salary

        In determining base salaries, we consider the NEO's position and responsibilities, qualifications and experience, goals and responsibilities, comparable salaries at our competitive reference group, past performance, prior year(s) compensation and internal pay equity. Base salaries are reviewed annually and adjusted from time to time, if necessary, to align them with changes in the factors noted above. The Compensation Committee sets the salary for the CEO, and reviews and approves the salaries for the other NEOs based on recommendations from the CEO and its own assessment of the factors listed above. The following table reflects the adjustments made to the base salaries of the NEOs for the 2010 fiscal year (beginning January 1, 2010) consistent with the philosophy and principles discussed above. The adjustments to base salary also gave consideration to general global economic conditions and the steps that the Company has taken to manage overhead expenses.

Three-Year Base Salary Table

Name	Title	2008 Base Salary	2009 Base Salary	2010 Base Salary
Mac J. Slingerlend(1)	President Emeritus	$630,000	$630,000	$650,000
Peter H. Cheesbrough(2)	Interim CEO & President, Executive VP & CFO	$351,000	$351,000	$360,000
Tony Hadzi(3)	Executive Vice President—Custom Solutions Division	$300,000	$350,000	$355,000
Marcia M. Kim	President—Federal Division	—	$320,000	$325,000
Terje Laugerud(4)	President & CEO—International Division	$353,760	$368,950	$377,000

(1)
As previously disclosed and discussed more fully below, Mr. Slingerlend retired as our Chief Executive Officer and President and Mr. Cheesbrough succeeded Mr. Slingerlend as Interim CEO and President effective April 11, 2010.

(2)
Additional compensation for Mr. Cheesbrough in his new interim role has yet to be determined.

(3)
Mr. Hadzi's 2009 base salary was increased in May from $330,000 to $350,000 with his promotion to Executive Vice President-Custom Solutions Division.

(4)
Mr. Laugerud is paid in Great British Pounds ("GBP"). His base salary for all years is stated at a conversion rate of approximately 1 GBP to 1.57 U.S. Dollars.

  Annual Cash Bonus Compensation

        The Compensation Committee believes cash incentives for NEOs that are contingent upon corporate or business unit performance align the NEOs' interests with those of our Stockholders. The Compensation Committee approves the annual cash bonus compensation opportunities for all NEOs which include two aspects: (1) an Annual Cash Bonus Award for performance to set targets with an associated Ancillary Cash Award for performance beyond the targets set and (2) the Stretch Bonus Program discussed more fully below. The Annual Cash Bonus Award is based largely on quantitative targets such as revenue, Earnings Before Interest, Taxes and Amortization ("EBITA"), also referred to herein as net operating income ("NOI"), income tax rates achieved and accounts receivable day's sales outstanding ("DSO's"), but also includes a qualitative component. The Ancillary Cash Award associated with the Annual Cash Bonus Award is tied to achievement over and above the targets set for revenue and NOI at 100%. The Stretch Bonus Program targets are set even tighter than the Ancillary Cash Award targets. Percentages of the total award are allocated to each target and include a range of payouts from a minimum to a maximum of the targets. No NEO is guaranteed a bonus payment under any bonus program. We have no policy to recover payments if the relevant performance measures upon which they are based are restated or otherwise adjusted. We will review the need for such a policy as appropriate.

        As in 2008 and 2009, the 2010 Annual Cash Bonus Award targets for Mr. Slingerlend and Mr. Cheesbrough are based on total company revenue growth and EBITA growth. Mr. Cheesbrough's bonus targets also included, to a lesser extent, the Company-wide income tax rate achieved and DSO's. Annual Cash Bonus Award targets for Mr. Hadzi, Ms. Kim and Mr. Laugerud are based primarily on business unit revenue and NOI and, to a lesser extent, on DSO's for Mr. Hadzi and Ms. Kim and the International Division tax rates achieved for Mr. Laugerud. In addition, we have identified important qualitative attributes we expect our NEOs to demonstrate that include development of people, leadership, teamwork and efforts to achieve our strategic objectives. The weighting of the various performance objectives may vary from year to year as necessary to focus senior leadership on what is most important in the upcoming year. Objectives and targets may be adjusted based on unforeseen circumstances, past difficulties and future challenges. Each fiscal year, the CEO proposes and the Compensation Committee approves objectives and targets for each NEO for the coming fiscal year based on the current results and annual business plans. Bonus targets are set that align with each objective. We believe that the 2009 targets were and the 2010 targets are set fairly.

        In addition to our Annual Cash Bonus Award and associated Ancillary Cash Award program, beginning in 2008, the Board also implemented a Stretch Bonus Program (formerly known as the Special Bonus Program), an additional cash bonus program in which our NEOs and other senior leadership participate. The Stretch Bonus Program is aimed at achieving targets for business unit revenue and NOI that are more difficult to achieve than the business plan targets for the Annual Cash Bonus Award and Ancillary Cash Award program.

  Fiscal 2009 Annual Cash Bonus Award Components

        The components for the 2009 Annual Cash Bonus Awards for all NEOs, approved by the Compensation Committee, were substantially the same as 2008. The Annual Cash Bonus Award components for our NEOs are set forth in the table below. No bonus payments for a particular component are made if less than the minimum threshold target for that component was achieved and the maximum target for a particular component had to be achieved for a 100% payout on that component.

2009 Annual Cash Bonus Award Components

Name	Revenue Target Percentage*	EBITA/ NOI Target Percentage*	Accounts Receivable Day's Sales Outstanding Target Percentage	Tax Rate Target Percentage	Qualitative Percentage
Mac J. Slingerlend	25%	40%	—	—	35%
Peter H. Cheesbrough	25%	40%	10%	5%	20%
Tony Hadzi	25%	35%	10%	—	30%
Marcia M. Kim	25%	35%	10%	—	30%
Terje Laugerud	30%	40%	—	5%	25%

*
Revenue and NOI targets for Mr. Slingerlend were and for Mr. Cheesbrough are total Company targets. Revenue and NOI targets for the other NEOs are business unit targets.

        The following table reflects the principal 2009 Annual Cash Bonus Award targets for the revenue and NOI components and the payout percentages on those targets for the NEOs. The targets were set as a percentage increase against actual 2008 results. This change reflects a modification in the Company's philosophy from prior years with respect to setting such business plan targets and, to some extent, addresses vagaries in business planning estimates. No NEO is guaranteed a bonus payment.

 2009 Annual Cash Bonus Award Targets

	Mr. Slingerlend and Mr. Cheesbrough		Mr. Hadzi		Ms. Kim		Mr. Laugerud
2009 Target	Company Revenue	Company EBITA	Custom Solutions* Revenue	Custom Solutions NOI	Federal Division Revenue	Federal Division NOI	International Division Revenue	International Division NOI
Payout at 100% of Baseline Plan (100%)	101.5%	106.0%	101.5%	100.0%	110.0%	116.0%	104.0%	106.0%
Minimum Payout (25%)	97.0%	94.0%	95.5%	92.0%	102.0%	102.5%	95.0%	95.0%

*
Formerly U.S. Commercial

        The total Annual Cash Bonus Award compensation, assuming 100% of all applicable revenue, NOI, DSO's, tax rate and qualitative targets are achieved, was potentially as follows: Mr. Slingerlend $525,000, Mr. Cheesbrough $227,500, Mr. Hadzi $200,000, Ms. Kim $215,000 and Mr. Laugerud $219,800 (at a conversion rate of 1 GBP to 1.57 U.S. Dollars). The Annual Cash Bonus Award Target does not include the Ancillary Cash Award and Stretch Bonus Program Award target amounts because such amounts cannot be calculated until actual year end results are known.

  Cash Bonus Award Targets for the Second Half of 2009 Results

        Due to the extended downturn in the global economies and a desire to incent continued performance in view of the difficult economic conditions, the Compensation Committee implemented a reduced cash bonus award program for the second half of 2009 (the "2H09 Program") that operated alongside of the 2009 Annual Cash Bonus Award Program for all NEOs; however, bonus payments would be made only under one of the programs for each specific target.

        The 2H09 Program targets for NEOs approved by the Compensation Committee were still set as a percentage change against 2008 actual results as discussed above. As before, no bonus payments for a particular target were made if less than the minimum threshold target was achieved. The total 2H09 Program compensation, assuming maximum payouts of applicable revenue and NOI targets were achieved, was potentially as follows: Mr. Slingerlend $170,625, Mr. Cheesbrough $73,438, Mr. Hadzi, $60,000 and Mr. Laugerud $76,930 (at a conversion rate of 1 GBP to 1.57 U.S. Dollars). Actual payouts for Mr. Slingerlend, Mr. Cheesbrough and Mr. Laugerud were $24,000, $10,600 and $70,690, respectively. No other payouts were made to NEOs pursuant to the 2H09 Program.

  Fiscal 2009 Ancillary Cash Award Targets

        For the 2009 Ancillary Cash Award opportunity associated with the Annual Cash Bonus Award, Mr. Slingerlend and Mr. Cheesbrough each could have earned an additional $5,000 and $3,000, respectively, for each 1/2% the Company was over 100% of the revenue target and an additional $10,000 and $6,000, respectively, for each 1/2% the Company was over 100% of the NOI target. Mr. Hadzi had the opportunity to earn an Ancillary Cash Award of an additional $2,500 for each 1/2% that business unit revenue exceeded 100% of the target and $4,000 for every 1/2% that business unit NOI exceeded 100% of the target. Ms. Kim had the opportunity to earn an Ancillary Cash Award of an additional $2,000 for each 1/2% that business unit revenue exceeded 100% of the target and $4,000 for every 1/2% that business unit NOI exceeded 100% of the target. Mr. Laugerud could have earned an additional Ancillary Cash Award of $3,925 for every 1/2% that the business unit revenue exceeded 100% of the target and $7,850 for every 1/2% that the business unit NOI exceeded 100% of the target (at a conversion rate of 1 GBP to 1.57 U.S. Dollars). These 2009 target bonuses were 8 - 14% higher than the 2008 target bonuses because of our desire to focus our senior management on continued revenue and NOI growth. We believed that the 2009 annual cash compensation targets would be more difficult to achieve than our 2008 targets, and achieving such targets would require significant effort for our

NEOs given the business and economic environment during 2009 and the degree of competition that the Company faces. No Ancillary Cash Award targets were part of the 2H09 Program. No Ancillary Cash Awards were made under the Annual Cash Bonus Award Program.

  Fiscal 2009 Stretch Bonus Program

        The Compensation Committee also approved a 2009 Stretch Bonus Program similar to the Stretch Bonus Program implemented in 2008, again capped at $1.2 million in payouts. Potential payouts under this Program ranged from a minimum payout of 30% of the half of the Program allocated to the revenue target at 95% achievement of the business unit revenue target under this Program to a 100% payout at 100% achievement. Potential payouts under this Program for business unit NOI ranged from 50% of the half of the Program allocated to the NOI target at achievement of 90% of the NOI target to 100% payout at 100% achievement. Mr. Hadzi, Ms. Kim and Mr. Laugerud were eligible for a 25% bonus payment of the business unit award if the business unit targets set under this Program were achieved. Messrs. Slingerlend and Cheesbrough were eligible to participate in this Program and could have earned 12% and 8%, respectively, of the amounts that were earned by the others under the Program.

2009 Actual Cash Award Payments

Name	2009 Annual Cash Bonus Award Target ($)(1)	2009 Actual Annual Cash Bonus Award ($)(2)	Actual Annual Cash Bonus Award as a % of Target (%)	2H09 Cash Bonus Program ($)	2009 Actual Ancillary Cash Award ($)	2009 Actual Stretch Bonus Program Award ($)	2009 Total Actual Cash Award ($)
Mac J. Slingerlend	525,000	183,750	35.0	24,500	—	23,950	232,200
Peter H. Cheesbrough	227,500	96,650	42.5	10,600	—	16,000	123,250
Tony Hadzi(3)	200,000	80,000	40.0	—	—	—	80,000
Marcia M. Kim	215,000	86,000	40.0	—	—	—	86,000
Terje Laugerud(4)	219,800	96,160	43.8	70,690	—	16,500	183,350

(1)
The Annual Cash Bonus Award Target does not include Ancillary Cash Award and Stretch Bonus Program Award target amounts because such amounts cannot be calculated until actual year end results are known.

(2)
2009 Actual Cash Bonus Awards represent bonus payments for achieving certain levels of the DSO's and income tax rate targets along with payouts on the qualitative component of each NEOs bonus opportunity for all NEOs.

(3)
Mr. Hadzi also received an award at the Company's President's Club, an employee recognition event, in the amount of $5,000, which is not included above.

(4)
Mr. Laugerud's target and actual incentive awards are calculated at an average 2009 foreign exchange conversion rate of approximately 1 GBP to 1.57 U.S. Dollars. He also received a $9,000 award at the Company's President's Club, which is not included above.

  Fiscal 2010 Annual Cash Bonus Award Components

        The criteria for the 2010 Annual Cash Bonus Award components for all NEOs approved by the Compensation Committee are substantially the same as in prior years. The Annual Cash Bonus Award components for our NEOs are set forth in the table below. No bonus payments for a particular component will be made if less than the minimum threshold target for that component is achieved and the maximum target for that component must be achieved for a 100% payout on that target.

2010 Annual Cash Bonus Award Targets

Name	Revenue Target Percentage*	EBITA/ NOI Target Percentage*	Accounts Receivable Day's Sales Outstanding Target	Tax Rate Target Percentage	Discretionary Percentage
Mac J. Slingerlend	25%	40%	—	—	35%
Peter H. Cheesbrough	25%	40%	7.5%	7.5%	20%
Tony Hadzi	25%	40%	10%	—	25%
Marcia M. Kim	25%	40%	10%	—	25%
Terje Laugerud	25%	40%	—	5%	30%

*
Revenue and NOI targets for Messrs. Slingerlend and Cheesbrough are total Company targets. Revenue and NOI targets for the other NEOs are business unit targets.

        The following table reflects the principal 2010 Annual Cash Bonus Award targets for the components of revenue and NOI and payout percentages on the targets for those components for the NEOs. The targets were predominately set as a percentage increase against actual 2009 results.

Potential Payouts on the 2010 Annual Cash Award Targets

	Mr. Slingerlend and Mr. Cheesbrough		Mr. Hadzi		Ms. Kim		Mr. Laugerud
2010 Target	Company Revenue	Company NOI	Custom Solutions Revenue	Custom Solutions NOI	Federal Division Revenue	Federal Division NOI	International Division Revenue	International Division NOI
Payout at 100% of Plan (100%)	102.9%	114.9%	103.0%	112.5%	118.0%	140.0%	106.0%	117.5%
Minimum Payout (25%)	100.5%	101.0%	99.0%	100.0%	105.0%	110.0%	102.0%	104.0%

        The total 2010 Annual Cash Bonus Award compensation, assuming 100% of all applicable revenue, NOI, DSO's, tax rate and qualitative targets are achieved, is potentially as follows: Mr. Slingerlend $535,000, Mr. Cheesbrough $240,000, Mr. Hadzi $220,000, Ms. Kim $225,000 and Mr. Laugerud $235,500 (1 GBP to 1.57 U.S. Dollars). The Annual Cash Bonus Award Target does not include the Ancillary Cash Award and Stretch Bonus Program Award target amounts because such amounts cannot be calculated until actual year end results are known.

  Fiscal 2010 Ancillary Cash Award Targets

        The 2010 Ancillary Cash Award opportunity over and above the Annual Cash Bonus Award, for all NEOs is 4% of all revenue achieved over the 100% target level and 4% of all NOI achieved over the 100% target level. These 2010 ancillary target bonuses are similar to the 2009 ancillary target bonuses because of our desire to focus our senior management on exceeding business plan objectives. We believe that the 2010 annual cash compensation targets are set at challenging levels as their achievement requires growth in a difficult economic environment.

  Fiscal 2010 Stretch Bonus Program

        The Compensation Committee has also approved a 2010 Stretch Bonus Program, capped at $1.2 million in payouts, similar to the Stretch Bonus Program implemented in 2009. Potential payouts under this program range from a minimum payout of 30% of the half of the Program allocated to the revenue target at 95% achievement of the business unit revenue target under this Program to a 100% payout at 100% achievement. Potential payouts under this Program for business unit NOI ranged from 50% of the half of the Program allocated to the NOI target at achievement of 90% of the NOI target to 100% payout at 100% achievement. Messrs. Hadzi and Laugerud and Ms. Kim are eligible for 25% bonus payment of the business unit award if the business unit targets set under this Program are achieved. Messrs. Slingerlend and Cheesbrough are eligible to participate in this Program and could earn 12% and 8%, respectively, of the amounts that are earned by the others under the Program.

Equity Incentive Program

        Historically, we have awarded NEOs non-qualified stock options as our form of equity compensation and as our primary vehicle for long-term incentive compensation. We believe that our stock option program has focused management on driving operating performance in a way that improves our Stockholder value while our vesting features encourage retention. We have two stock-based programs for our NEOs that are approved annually by our Board of Directors: (1) a quarterly performance-based program (the "Quarterly Equity Incentive Program") in which our NEOs (other than our CEO) participate and (2) a long-term equity incentive program (the "LTIP") which was adopted in 2008 and in which all of our NEOs participate that incorporates both stock options and RSUs awarded on achievement of certain levels of performance as discussed more fully below.

        Stock options and RSUs are granted from the CIBER, Inc. 2004 Incentive Plan, which was approved by our Stockholders and incorporates, among others, the following features: (1) the term of the grant does not exceed 10 years; (2) the grant price is not less than the market price on the date of the grant; and (3) re-pricing of options is prohibited unless approved by the Stockholders. The size and nature of equity grants to our NEOs are determined by the Compensation Committee, or our CEO pursuant to authority delegated to him by the Compensation Committee. Company and business unit targets are established annually and approved by the Compensation Committee. Like our cash incentive compensation programs, awards pursuant to our equity compensation programs are tied to the achievement of pre-established performance targets for Company or business unit performance.

        Beginning in 2008, awards under our Quarterly Equity Incentive Program vest 50% over two years beginning on the date of the grant. The Compensation Committee or CEO has the authority and has exercised that authority from time to time, to award discretionary options or RSUs, generally based on exceptional performance. The vesting of discretionary options or RSUs is determined at the time of the award and generally ranges from two to four years. Vesting periods are generally long enough to encourage executive retention and the preservation of Stockholder value. In determining the equity compensation to be granted to all eligible employees, we have established a guideline to grant no more than 2-3% of shares outstanding per year and to limit overall grants to try and avoid creating an overhang of more than 12% of shares outstanding. In making awards to individual NEOs and, subject to the application of the Compensation Committee's judgment, we take into account the individual's position, scope of responsibility, ability to affect profits and Stockholder value and the individual's past and present performance.

        We have reviewed our historical stock option grants to our NEOs and are confident in the integrity of our stock option granting process. We do not grant discretionary options or RSUs to NEOs during a trading blackout period under our insider trading policy or when in the possession of material non-public information that we believe may affect stock price. Quarterly Equity Incentive Program grants, which are generally formulaic in implementation, are not intentionally timed around public announcements, but may be granted whether or not quarterly earnings have been publicly released.

        Early in 2008, our Board of Directors considered a new approach to an LTIP for our NEOs and other members of senior leadership. The purpose of the LTIP was to allow the Board of Directors to provide equity incentives to members of our leadership group through long-term awards in order to further incent growth of the long-term value of CIBER for our Stockholders. The Board of Directors believes that the LTIP awards will directly link certain executive compensation opportunities with Stockholder value creation. The total amount available for LTIP awards is capped each year based on the Board's or the Compensation Committee's determination, which includes the potential cost to the Company of the program. The LTIP awards consist of a mix of stock options and RSUs. In the design of the LTIP, the Board employed both performance-based award criteria, including revenue and NOI components, and multi-year vesting of these equity incentive awards. Consequently, the options and the RSUs are both performance-vested and time-vested. In 2009, the Board included, for the first time, a qualitative component in the potential award structure. The Board believes that performance vesting coupled with multi-year vesting focuses executive officers on consistent long-term growth of Stockholder value and encourages retention.

        While we have not usually taken the performance of past equity awards into account when making new equity awards other than, at the discretion of the Compensation Committee, the occasional replacement of expired underwater options, our Compensation Committee continues to review our equity incentive programs to optimize their value as vehicles to incent and retain our leadership and to align their interests with the interests of our Stockholders. The Compensation Committee also continues to evaluate the implications for our equity compensation programs caused by decline in the Company's stock price and the need to balance the equity compensation programs with equity burn rate, dilution and expense implications.

  Fiscal 2009 Quarterly Equity Incentive Program Awards

        As in 2008, stock options for 2009 under our Quarterly Equity Incentive Program were awarded on a formulaic basis for the achievement of pre-established performance-based business unit goals and objectives. Our NEOs, other than the CEO, were eligible for grants during 2009 pursuant to this Board-approved Quarterly Equity Incentive Program. Based on the judgment of the Compensation Committee, NEOs may also receive discretionary stock option or RSU awards for exceptional performance or other contributions or to replace expiring underwater options.

        In 2009, and pursuant to the Quarterly Equity Incentive Program, Messrs. Cheesbrough and Laugerud were eligible to receive 5,000 options per quarter provided that 95% of the Company and/or business unit revenue target and 90% of the Company and/or business unit EBITA target were met for that quarter. Mr. Hadzi and Ms. Kim were eligible to receive 4,000 options per quarter provided that 95% of the business unit revenue target and 90% of the business unit EBITA target were met for that quarter. Ms. Kim was the only NEO to receive stock options pursuant to this program in 2009. She was awarded 4,000 options for first quarter performance by the Compensation Committee.

  Fiscal 2009 Long-Term Equity Incentive Program Awards

        Participants in the 2009 LTIP included all of the NEOs. Other eligible participants include selected corporate employees and business unit leaders based primarily on the extent of their revenue or other leadership responsibilities. The target award value level for Mr. Slingerlend, who retired effective April 11, 2010 as our principal executive officer, was 0.9 times base salary. Target awards for all other participants, including Mr. Cheesbrough, Mr. Hadzi, Ms. Kim and Mr. Laugerud, were set based upon their respective business unit's past and future estimated overall revenue contribution and other responsibilities at CIBER. The Compensation Committee also determined, for the same reasons it instituted the reduced cash bonus award 2H09 Program, to institute an LTIP award program for the second half of 2009 (the "2H09 LTIP"). Under the 2H09 LTIP, the Company's NEOs were eligible to receive between 0% and 30% of the stock options and RSUs that they were eligible to receive under the full-year program based only on Company (rather than business unit) revenue and NOI for the second half of 2009.

        Equity incentives ultimately awarded under the full-year 2009 LTIP were based on the Company financial performance for certain corporate employees and executives and the Company financial performance, as well as the performance of their respective business units for those participants who have business unit responsibility. No awards were made pursuant to the 2H09 LTIP. The awards of both stock options and RSUs that were made on the achievement of the performance criteria for 2009 are still subject to vesting in equal portions over a three-year period. The following table sets forth the NEOs' target and actual stock option and RSU awards for 2009. In 2008, approximately 53% of the available stock options and RSUs were awarded under the 2008 LTIP for all eligible participants. In 2009, approximately 25% of the available stock options and RSUs were awarded pursuant to the 2009 LTIP.

2009 LTIP Awards

Name	2009 Maximum Stock Option Award	2009 Actual Stock Option Award	2009 Maximum RSU Award	2009 Actual RSU Award
Mac J. Slingerlend	348,000	69,600	116,000	23,200
Peter H. Cheesbrough	36,000	7,200	12,000	2,400
Tony Hadzi	60,000	12,000	20,000	4,000
Marcia M. Kim	30,000	6,000	10,000	2,000
Terje Laugerud	66,000	13,200	22,000	4,400

  Additional Equity Grants

        The Board continues to be concerned that recent stock price changes left virtually all of the Company's long-term incentives in the form of stock options out-of-the-money, i.e., having no economic value. In March 2009, our Board approved special discretionary grants of RSUs to recognize the performance of our leadership, to compensate for declines in the value of previous equity grants and to incent employees and align their interests with Stockholders, as well as to begin a shift toward awarding more RSUs than stock options. The Board authorized grants of RSUs to Mr. Slingerlend, Mr. Cheesbrough, Mr. Hadzi, Ms. Kim and Mr. Laugerud in the amounts of 24,000, 15,000, 18,000, 30,000 and 18,000, respectively.

  Fiscal 2010 Quarterly Equity Incentive Program Targets

        Our NEOs, other than Mr. Slingerlend, are eligible to participate in the Board-approved Quarterly Equity Incentive Program for 2010. In 2010, Messrs. Cheesbrough and Laugerud will be eligible to receive 5,000 options per quarter and Mr. Hadzi and Ms. Kim will be eligible to receive 4,000 options per quarter, provided that 95% of the revenue target at the 100% award level and 90% of the NOI target at the 100% award level are met for that quarter. Based on the judgment of the Compensation Committee, the NEOs may also receive discretionary stock options or RSUs for exceptional performance or other contributions. Mr. Cheesbrough's targets are Company level targets while the other NEOs' targets are business unit based.

  Fiscal 2010 LTIP Award Targets

        All of our NEOs are eligible to participate in the 2010 LTIP. Awards granted under 80% of the LTIP will be based on the achievement of performance to Company or business unit plan targets for revenue and NOI. For 2010, and consistent with our approach to setting the targets for our cash bonus compensation awards for 2010, the revenue and NOI targets reflect an increase over the actual performance on those targets in 2009. Stock options and RSUs under the 2010 LTIP will be awarded in a ratio of three stock options to one RSU and an award split that is based 20% each on Company or business unit revenue results and 20% each on Company or business unit NOI results, depending on the recipient. For the minimum Company award of 20%, revenue must be at 100.5% of 2009 baseline revenues and NOI must be at 102% of the 2009 baseline number for NOI performance. For the maximum 100% award, Company revenue must be at 102.9% of 2009 baseline revenues and NOI must be at 115% of 2009 baseline NOI results. The revenue and NOI targets for Mr. Slingerlend were and for Mr. Cheesbrough are Company consolidated targets, and the targets for Mr. Hadzi, Mr. Laugerud and Ms. Kim are business unit-based targets. As to the Company and business unit targets, each NEO has individual baseline numbers for revenue and NOI, and the awards are generally at threshold percentages equal to the Annual Cash Bonus Award Targets discussed above. The baseline numbers approximate 2009 actual results. Additionally, 20% of the LTIP awards will be qualitatively determined. Given the general economic conditions, we believe that these targets will be fairly difficult to achieve although not out of reach.

  Other Benefits

        Our health care insurance and other welfare and employee benefit programs are the same for all eligible employees, including our NEOs. Our NEOs also receive various modest personal benefit perquisites that we believe are consistent with their positions, the need for appropriate entertainment forums for customers and their roles in the community. We expect to continue to provide these perquisites. The perquisites may include physicals, membership in social and country clubs, life insurance and sporting event tickets and are more fully discussed in the Summary Compensation Table. To provide competitive salary and benefits to Mr. Laugerud, as is customary in Europe, Mr. Laugerud's employment agreement provides for an annual automobile allowance of $20,724 (calculated at a rate of 1 GBP to 1.57 U.S. Dollars).

Post-Termination Compensation and Benefits

  Employment and Change in Control Agreements

        Pursuant to their employment and change in control agreements, our NEOs may receive payments upon termination of employment other than for cause, or in the event of a change in control of the Company. We believe that reasonable severance benefits and payments upon a change in control are necessary components of a competitive pay package. Payments are appropriate in both instances given the period of time that may be necessary for an executive officer to find comparable employment following a termination or change in control. In addition, payments upon a change in control are appropriate because they provide stability and continuity of business leadership in a period of transition following a change in control, thus benefiting our Stockholders.

        The severance benefits payable under the employment agreements vary somewhat from executive to executive and are more fully set forth in the Termination and Change in Control Payments table and narrative discussion below. Each executive is bound by a covenant not to compete with us or to solicit our employees for up to 18 months following termination and each executive is subject to liquidated damages for breach of these covenants. These provisions are also part of the change in control agreements. Severance payments are not in addition to change in control payments. We do not take potential payments pursuant to these agreements into account when determining our NEOs compensation because these agreements serve very specific purposes generally unrelated to annual compensation packages. Potential individual payments are determined based on what is common in the employment market for similar positions and with a view toward internal pay equity at the Company.

        The provisions for payments under the change in control agreements supersede any similar provisions in our executives' employment agreements in the event of a change in control. The payments include a multiple of salary and target annual cash bonus compensation, medical, life and disability and long-term care insurance premiums for up to 36 months following termination, and one year of outplacement services. Two separate criteria must be met before payments are made upon a change in control. First, a change in control must occur as defined in the agreement and second, the executive must be terminated or constructively terminated. Accelerated vesting of an executive's equity compensation is at the judgment and discretion of our Board of Directors as the administrator of our 2004 Incentive Plan. In addition, terminated executives are entitled to receive any payments for which they would otherwise have been eligible under our 401(k) Savings Plan and, for Mr. Slingerlend, under his Salary Continuation Retirement Plan described below. Change in control payments are discussed in more detail in the Termination and Change in Control Payments table and narrative below.

  Retirement Plan

        On March 30, 1995, our Board of Directors approved a Salary Continuation Retirement Plan (the "Retirement Plan" or "SERP") for Mr. Slingerlend under which we will make certain post-employment payments to him or his designated beneficiaries, except in the event of a termination for cause. Our Board of Directors believed such a plan was appropriate to recognize Mr. Slingerlend's long-term efforts in our growth and success. The Compensation Committee approved changes to the Retirement Plan in 2008 as a result of the recommendations of the compensation consultant. Additional language changes were also made to comply with Section 409A of the Internal Revenue Code.

        The Retirement Plan provides that payments will be made at the rate of one year for each year that Mr. Slingerlend was an employee of the Company, not to exceed 20 years. Payment will begin after Mr. Slingerlend's termination of employment. Annual payment amounts will range from $175,000 at the present time to $200,000 per year, depending upon Mr. Slingerlend's age at the time of termination of employment. The Retirement Plan also provides that, should Mr. Slingerlend's employment terminate subsequent to a change in control of the Company, the payments will be $300,000 annually over a period not to exceed 20 years. Additional details are provided below in the Pension Benefits Table.

  Retirement of Mr. Slingerlend

        As noted above, Mr. Slingerlend retired as CEO and President effective April 11, 2010. Mr. Slingerlend was named President Emeritus and will provide transition consulting services to the Company. The terms of Mr. Slingerlend's retirement package are not yet determined and will be disclosed in a Form 8-K when determined.

Summary Compensation Table Discussion

        Total actual cash bonus awards are reported in both the Bonus and Non-Equity Incentive Plan Compensation columns. The Bonus column includes that portion of the bonus award that is discretionary and the Non-Equity Incentive Plan Compensation column includes that portion of the award that is based on the performance plan targets approved by the Compensation Committee at the beginning of the fiscal year.

        The Summary Compensation Table for the three most recent fiscal years is as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Mac J. Slingerlend	2009	630,000		183,750		100,520		63,754		48,450		346,000	22,269	(3)	1,395,646
President Emeritus	2008	629,308		94,500		305,340		207,513		260,900		118,000	24,373		1,639,934
	2007	599,327		49,000		—		605,620		261,896		266,000	24,342		1,806,185
Peter H. Cheesbrough	2009	351,000		45,500		36,810		6,595		77,750		—	2,532		521,417
Interim CEO and	2008	351,000		30,000		96,150		58,337		161,745		—	2,850		700,082
President, EVP &	2007	80,056	(4)	100,000	(4)	37,194	(4)	141,415	(4)	—		—	774		359,439
CFO
Tony Hadzi	2009	334,900		65,000		46,580		18,884		20,000		—	3,462		489,403
EVP—Custom	2008	299,902		24,375		117,630		71,883		343,345		—	4,962		862,097
Solutions Division	2007	263,038		—		—		37,806		129,331		—	3,552		433,727
Marcia M. Kim	2009	319,850		64,500		67,600		11,064		21,500		—	3,944		488,458
President—Federal Division
Terje Laugerud	2009	368,950	(5)	63,950	(5)	47,440		26,505		128,400	(5)	—	26,376	(5)(6)	661,621
President & CEO—	2008	353,250	(5)	26,494	(5)	146,880		98,179		540,975	(5)	—	26,376	(5)	1,192,154
International Division	2007	298,300	(5)	31,400	(5)	—		113,072		170,461	(5)	—	26,440	(5)	639,673

(1)
The amounts presented in this column reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 for awards pursuant to the CIBER, Inc. 2004 Incentive Plan. Unless otherwise indicated, the amounts presented here are for stock or option awards granted during fiscal year 2009. Assumptions used in the calculation of grant date fair value for 2009 awards are included in Note 12 to the Consolidated Financial Statements in our 2009 Annual Report on Form 10-K. Our 2009 Annual Report on Form 10-K was filed with the Commission on March 4, 2010. Amounts reported in this column for fiscal 2007 and 2008 in our proxy statements previously filed with the Commission originally reflected the dollar amount of compensation expense recognized for financial statement reporting purposes for the respective fiscal years. In 2009, companies were instructed by the Commission to report grant date fair value in this column; therefore, our previously disclosed amounts for 2007 and 2008 have been restated to conform to the 2009 presentation.

(2)
Consists of amounts contributed under our 401(k) Savings Plan, amounts we pay for life insurance benefits and, in certain circumstances that are separately identified, the value of perquisites and other personal benefits with an aggregate value of at least $10,000. 401(k) Savings Plan contributions for the year ended December 31, 2009, were: Mr. Slingerlend $1,198, Mr. Cheesbrough $1,500, Mr. Hadzi $1,500 and Ms. Kim $640. Mr. Laugerud does not participate in the Savings Plan. Life insurance premiums paid for the year ended December 31, 2009, were: Mr. Slingerlend $7,860, Mr. Cheesbrough $1,032, Mr. Hadzi $1,962 and Ms. Kim $3,304.

(3)
In addition to the items noted in footnote 2 above, this amount includes total perquisites for Mr. Slingerlend of $13,211 for the year ended December 31, 2009. Perquisites for 2009 consisted of expenses for long-term care insurance ($11,511) and the portion of country club membership fees and related country club expenses pertaining to Mr. Slingerlend's personal use ($1,700).

(4)
Amounts included in the table above reflect both Mr. Cheesbrough's compensation as an executive officer of the Company and as a director of the Company prior to being hired as CFO in October 2007. Amounts paid to Mr. Cheesbrough in 2007 related to his director responsibilities included: $28,756 in cash related to a cash retainer paid semi-annually ($21,256) and a semi-annual payment for serving as Chairperson of the Audit Committee ($7,500), which are reflected in the "Salary" column and stock awards totaling $37,194 for attendance at Board, Annual and committee meetings and a Common Stock award for serving as Chairperson of the Audit Committee. Additionally, Mr. Cheesbrough received a cash signing bonus when he became our CFO of $25,000, which is reflected in the "Bonus" column.

(5)
Amount is based on a conversion rate of 1 GBP to 1.57 U.S. Dollars.

(6)
Amounts include total perquisites for Mr. Laugerud of $26,376, consisting of expenses for pension plan contributions of $5,652 and an annual automobile allowance totaling $20,724.

Grants of Plan-Based Awards Table Discussion

        The grants to NEOs, other than the CEO, are formula driven against performance targets built around the business plans of the respective NEO. If an NEO is awarded the maximum number of options under their performance plan, the options for fourth quarter performance will be awarded during the first quarter of the following year.

2009 Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
							Estimated Possible Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)
										All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date	Threshold ($)(2)		Target ($)(3)		Threshold (#)(4)	Maximum (#)(4)
Mac J. Slingerlend	N/A	N/A	32,813		525,000		—	—		—	—	—	—
	N/A	N/A	16,406		170,625		—	—		—	—	—	—
	2/25/09	3/3/09	—		—		34,800	348,000		—	—	—	(4)
	2/25/09	3/3/09	—		—		11,600	116,000		—	—	—	(4)
	3/9/09	3/9/09	—		—		—	—		24,000	—	—	50,640
	8/6/09	8/6/09	—		—		13,920	278,400		—	—	—	(4)
	8/6/09	8/6/09	—		—		4,640	92,800		—	—	—	(4)
Peter H. Cheesbrough	N/A	N/A	2,844		227,500		—	20,000	(5)	—	—	—	—
	N/A	N/A	7,110		73,437		—	—		—	—	—	—
	2/25/09	3/3/09	—		—		3,600	36,000		—	—	—	(4)
	2/25/09	3/3/09	—		—		1,200	12,000		—	—	—	(4)
	3/9/09	3/9/09	—		—		—	—		15,000	—	—	31,650
	8/6/09	8/6/09	—		—		1,440	28,800		—	—	—	(4)
	8/6/09	8/6/09	—		—		480	9,600		—	—	—	(4)
Tony Hadzi	N/A	N/A	2,500		200,000		—	16,000	(5)	—	—	—	—
	N/A	N/A	6,250		60,000		—	—		—	—	—	—
	2/25/08	1/19/09	—		—		—	—		—	4,000	4.59	7,892
	2/25/09	3/3/09	—		—		3,000	60,000		—	—	—	(4)
	2/25/09	3/3/09	—		—		1,000	20,000		—	—	—	(4)
	3/9/09	3/9/09	—		—		—	—		18,000	—	—	37,980
	8/6/09	8/6/09	—		—		2,400	48,000		—	—	—	(4)
	8/6/09	8/6/09	—		—		800	16,000		—	—	—	(4)
Marcia M. Kim	N/A	N/A	2,688		215,000		—	16,000	(5)	—	—	—	—
	2/25/09	3/3/09	—		—		1,500	30,000		—	—	—	(4)
	2/25/09	3/3/09	—		—		500	10,000		—	—	—	(4)
	3/9/09	3/9/09	—		—		—	—		30,000	—	—	63,300
	2/25/09	4/20/09	—		—		—	—		—	4,000	3.13	5,568
	8/6/09	8/6/09	—		—		1,200	24,000		—	—	—	(4)
	8/6/09	8/6/09	—		—		400	8,000		—	—	—	(4)
Terje Laugerud	N/A	N/A	5,495	(6)	219,800	(6)	—	20,000	(5)	—	—	—	—
	N/A	N/A	8,243	(6)	76,930	(6)	—	—		—	—	—	—
	2/25/08	1/19/09	—		—		—	—		—	5,000	4.59	9,865
	2/25/09	3/3/09	—		—		3,300	66,000		—	—	—	(4)
	2/25/09	3/3/09	—		—		1,100	22,000		—	—	—	(4)
	3/9/09	3/9/09	—		—		—	—		18,000	—	—	37,980
	2/25/09	4/29/09	—		—		—	—		—	3,000	3.41	4,549
	8/6/09	8/6/09	—		—		2,640	52,800		—	—	—	(4)
	8/6/09	8/6/09	—		—		880	17,600		—	—	—	(4)

(1)
Amounts represent the potential cash bonus amounts if the threshold or target payments were achieved for the 2009 performance periods under the Company's Annual Cash Bonus Award Program (first row) and the 2H09 Program (second row) only, and do not reflect any estimated payouts for the Ancillary Cash Award or the Stretch Bonus Program Award

  because estimated payouts for these awards cannot be calculated. See the 2009 Actual Cash Award Payments Table for those amounts. The Compensation Committee approved 2009 bonuses for the NEOs on February 25, 2009, except for the 2H09 Program, which was approved on July 16, 2009. The 2H09 Program operated alongside of the Annual Cash Bonus Award Program for all our NEOs; however, bonus payments would be made under only one of the programs for each specific target.

(2)
Amounts shown in the threshold column are based on the assumption that each NEO meets the minimum business plan target for the smallest component within either the Company's Annual Cash Bonus Award Program (first row) or the 2H09 Program (second row) applicable to each respective NEO.

(3)
In accordance with the Company's Annual Cash Bonus Award Program and the 2H09 Program for NEOs, there is the possibility of receiving additional payouts in the event that business plan or base targets for revenue, NOI and tax rate achieved are exceeded. Accordingly, if Mr. Cheesbrough and Mr. Laugerud exceeded their tax rate achieved target, Mr. Cheesbrough was eligible to receive $5,688 for each additional 1/2% that the Company's tax rate was below business plan tax rate (with a cap of $28,438) and Mr. Laugerud was eligible to receive $2,748 for each additional 1/4% that the International division's tax rate was below business plan tax rate (with a cap of $21,980). Business plan targets pertain to the Annual Cash Bonus Award Program and base targets pertain to the 2H09 Cash Bonus Program. Under Ancillary Cash Award targets, payments could be increased for Mr. Slingerlend by $5,000 and $10,000 for each additional 1/2% of revenue above business plan or base revenue and for each additional 1/2% of NOI above business plan or base NOI, respectively. Payments could be increased for Mr. Cheesbrough by $3,000 and $6,000 for each additional 1/2% of revenue above business plan or base revenue and for each additional 1/2% of NOI above business plan or base NOI, respectively. Payments could be increased for Mr. Hadzi by $2,500 for each additional 1/2% of revenue above dollar amount achieved at 100% award level or base revenue and by $4,000 for each additional 1/2% of NOI above dollar amount achieved at 100% award level or base NOI. Payments could be increased for Ms. Kim by $2,000 and $4,000 for each additional 1/2% of revenue above dollar amount achieved at 100% award level and for each additional 1/2% of NOI above dollar amount achieved at 100% award level, respectively. Payments for Mr. Laugerud could be increased by $3,925 for each additional 1/2% of revenue above dollar amount achieved at 100% award level or base revenue and by $7,850 for each additional 1/2% of NOI above dollar amount achieved at 100% award level or base NOI. Amounts for Mr. Laugerud are calculated at an average 2009 foreign exchange conversion rate of approximately 1 GBP to 1.57 U.S. Dollars.

(4)
Amounts reported in the threshold and maximum columns for estimated payouts under equity incentive plan awards with grant dates of 3/3/09 and 8/6/09 relate to the 2009 LTIP and the 2H09 LTIP, respectively, and are each reported in two lines. The top lines, or the lines with the larger numbers for the two LTIP grants, represent an estimated payout of options, and the bottom lines, or the lines with the smaller numbers for the two LTIP grants, represent an estimated payout of RSUs. The grant date fair value of the 2009 LTIP awards were $0.916 per option and $2.15 per RSU. The grant date fair value of the 2H09 LTIP awards were $1.434 per option and $3.15 per RSU. Participants in the LTIP receive stock options and RSUs for revenue and NOI performance pursuant to either the 2009 LTIP or the 2H09 LTIP, but not pursuant to both programs.

(5)
The attainment of these awards is determined on a quarterly basis after the prior quarter's results are known. Therefore, the grant of awards pertaining to the fourth quarter of 2009, if applicable, will be made during the first quarter of 2010.

(6)
Amount is based on an average 2009 foreign exchange conversion rate of approximately 1 GBP to 1.57 U.S. Dollars.

 Outstanding Equity Awards at Fiscal 2009 Year End

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mac J. Slingerlend	1/9/01	570,000	—		—	4.63	1/9/11	—		—	—	—
	1/22/02	100,000	—		—	10.18	1/22/12	—		—	—	—
	7/29/02	100,000	—		—	5.02	7/29/12	—		—	—	—
	12/20/02	200,000	—		—	5.45	12/20/12	—		—	—	—
	4/29/08	41,667	83,333	(1)	—	6.00	4/29/13	—		—	—	—
	5/29/03	15,000	—		—	6.00	5/29/13	—		—	—	—
	3/3/09	—	69,600	(1)	—	2.15	3/3/14	—		—	—	—
	6/9/04	20,000	—		—	8.78	6/9/14	—		—	—	—
	11/4/04	12,000	—		—	8.92	11/4/14	—		—	—	—
	12/20/04	25,000	—		—	9.40	12/20/14	—		—	—	—
	3/30/05	600,000	—		—	7.18	3/30/15	—		—	—	—
	2/23/06	200,000	—		—	5.86	2/23/16	—		—	—	—
	2/21/07	156,000	44,000	(2)	—	7.20	2/21/17	—		—	—	—
	4/29/08	—	—		—	—	—	20,833	(1)	71,874	—	—
	11/6/08	—	—		—	—	—	16,000	(1)	55,200	—	—
	3/3/09	—	—		—	—	—	23,200	(1)	80,040	—	—
	3/9/09	—	—		—	—	—	24,000	(1)	82,800	—	—
Peter H. Cheesbrough	11/18/02	20,000	—		—	5.25	11/18/12	—		—	—	—
	1/22/08	2,500	2,500	(3)	—	4.81	1/22/13	—		—	—	—
	4/18/08	2,500	2,500	(3)	—	4.98	4/18/13	—		—	—	—
	4/29/08	5,000	10,000	(1)	—	6.00	4/29/13	—		—	—	—
	7/18/08	2,500	2,500	(3)	—	6.13	7/18/13	—		—	—	—
	10/14/08	2,500	2,500	(3)	—	5.78	10/14/13	—		—	—	—
	11/18/03	5,000	—		—	8.50	11/18/13	—		—	—	—
	3/3/09	—	7,200	(1)	—	2.15	3/3/14	—		—	—	—
	11/18/04	5,000	—		—	8.74	11/18/14	—		—	—	—
	11/18/05	5,000	—		—	5.98	11/18/15	—		—	—	—
	11/20/06	5,000	—		—	7.11	11/20/16	—		—	—	—
	11/9/07	25,000	25,000	(4)	—	7.06	11/9/17	—		—	—	—
	4/29/08	—	—		—	—	—	2,500	(1)	8,625	—	—
	11/6/08	—	—		—	—	—	10,000	(1)	34,500	—	—
	3/3/09	—	—		—	—	—	2,400	(1)	8,280	—	—
	3/9/09	—	—		—	—	—	15,000	(1)	51,750	—	—

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Tony Hadzi	12/13/01	2,500	—		—	8.78	12/13/11	—		—	—	—
	12/13/02	3,750	—		—	6.15	12/13/12	—		—	—	—
	4/18/08	2,000	2,000	(3)	—	4.98	4/18/13	—		—	—	—
	4/24/08	8,000	—		—	5.38	4/24/13	—		—	—	—
	4/29/08	6,500	13,000	(1)	—	6.00	4/29/13	—		—	—	—
	7/18/08	2,000	2,000	(3)	—	6.13	7/18/13	—		—	—	—
	10/14/08	2,000	2,000	(3)	—	5.78	10/14/13	—		—	—	—
	12/10/03	2,250	—		—	8.44	12/10/13	—		—	—	—
	1/19/09	—	4,000	(3)	—	4.59	1/19/14	—		—	—	—
	3/3/09	—	12,000	(1)	—	2.15	3/3/14	—		—	—	—
	5/3/04	2,000	—		—	8.75	5/3/14	—		—	—	—
	11/4/04	1,500	—		—	8.92	11/4/14	—		—	—	—
	3/23/05	15,000	—		—	7.46	3/23/15	—		—	—	—
	4/1/08	3,000	—		—	7.17	4/1/15	—		—	—	—
	4/11/05	10,000	—		—	7.19	4/11/15	—		—	—	—
	7/1/05	3,000	—		—	8.00	7/1/15	—		—	—	—
	11/2/05	5,000	—		—	6.50	11/2/15	—		—	—	—
	11/4/05	3,000	—		—	6.16	11/4/15	—		—	—	—
	1/4/06	2,250	750	(4)	—	6.60	1/4/16	—		—	—	—
	4/3/06	3,000	—		—	6.45	4/3/16	—		—	—	—
	5/11/06	8,000	—		—	6.52	5/11/16	—		—	—	—
	7/3/06	3,750	—		—	6.58	7/3/16	—		—	—	—
	10/2/06	3,750	—		—	6.61	10/2/16	—		—	—	—
	1/3/07	3,750	—		—	6.72	1/3/17	—		—	—	—
	4/2/07	2,750	—		—	7.94	4/2/17	—		—	—	—
	7/2/07	2,750	—		—	8.26	7/2/17	—		—	—	—
	10/1/07	2,750	—		—	7.95	10/1/17	—		—	—	—
	1/2/08	1,375	1,375	(3)	—	5.96	1/2/18	—		—	—	—
	4/29/08	—	—		—	—	—	3,250	(1)	11,213	—	—
	11/6/08	—	—		—	—	—	12,000	(1)	41,400	—	—
	3/3/09	—	—		—	—	—	4,000	(1)	13,800	—	—
	3/9/09	—	—		—	—	—	18,000	(1)	62,100	—	—
Marcia M. Kim	4/29/08	1,667	3,333	(1)	—	6.00	4/29/13	—		—	—	—
	3/3/09	—	6,000	(1)	—	2.15	3/3/14	—		—	—	—
	4/20/09	—	4,000	(3)	—	3.13	4/20/14	—		—	—	—
	4/23/07	25,000	25,000	(4)	—	8.02	4/23/17	—		—	—	—
	4/23/07	12,500	12,500	(4)	—	9.00	4/23/17	—		—	—	—
	4/29/08	—	—		—	—	—	833	(1)	2,874	—	—
	11/6/08	—	—		—	—	—	20,000	(1)	69,000	—	—
	3/3/09	—	—		—	—	—	2,000	(1)	6,900	—	—
	3/9/09	—	—		—	—	—	30,000	(1)	103,500	—	—

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Terje Laugerud	4/19/06	5,000	—		—	6.82	4/19/11	—		—	—	—
	7/19/06	5,000	—		—	6.55	7/19/11	—		—	—	—
	10/19/06	4,000	—		—	7.21	10/19/11	—		—	—	—
	1/25/07	4,000	—		—	6.45	1/25/12	—		—	—	—
	4/18/07	5,000	—		—	8.05	4/18/12	—		—	—	—
	7/17/07	5,000	—		—	8.18	7/17/12	—		—	—	—
	10/17/07	5,000	—		—	7.76	10/17/12	—		—	—	—
	1/22/08	2,500	2,500	(3)	—	4.81	1/22/13	—		—	—	—
	2/6/03	112,500	—		—	4.80	2/6/13	—		—	—	—
	4/18/08	2,500	2,500	(3)	—	4.98	4/18/13	—		—	—	—
	4/29/08	13,000	26,000	(1)	—	6.00	4/29/13	—		—	—	—
	5/29/03	8,000	—		—	6.00	5/29/13	—		—	—	—
	7/18/08	2,500	2,500	(3)	—	6.13	7/18/13	—		—	—	—
	10/14/08	2,500	2,500	(3)	—	5.78	10/14/13	—		—	—	—
	12/10/03	7,000	—		—	8.44	12/10/13	—		—	—	—
	1/19/09	—	5,000	(3)	—	4.59	1/19/14	—		—	—	—
	3/3/09	—	13,200	(1)	—	2.15	3/3/14	—		—	—	—
	4/29/09	—	3,000	(3)	—	3.41	4/29/14	—		—	—	—
	5/3/04	7,500	—		—	8.75	5/3/14	—		—	—	—
	10/1/04	10,000	—		—	7.52	10/1/14	—		—	—	—
	11/4/04	5,000	—		—	8.92	11/4/14	—		—	—	—
	5/6/05	5,000	—		—	7.82	5/6/15	—		—	—	—
	11/2/05	4,000	—		—	6.50	11/2/15	—		—	—	—
	11/4/05	2,500	—		—	6.16	11/4/15	—		—	—	—
	1/3/07	12,500	12,500	(4)	—	6.72	1/3/17	—		—	—	—
	4/29/08	—	—		—	—	—	6,500	(1)	22,425	—	—
	11/6/08	—	—		—	—	—	12,000	(1)	41,400	—	—
	3/3/09	—	—		—	—	—	4,400	(1)	15,180	—	—
	3/9/09	—	—		—	—	—	18,000	(1)	62,100	—	—

(1)
Stock options and RSUs vest annually at the rate of 33%/year.

(2)
Stock options vest 34% on 6/21/07, as well as annually at the rate of 22%/year, with vesting dates of 2/21/08, 2/21/09 and 2/21/10.

(3)
Stock options vest annually at the rate of 50%/year.

(4)
Stock options vest annually at the rate of 25%/year.

Option Exercises and Stock Vested Table Discussion

        No options were exercised by NEOs during fiscal 2009. The following table summarizes information with respect to RSUs vested during fiscal 2009 for NEOs named in the Summary Compensation Table.

 2009 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mac J. Slingerlend	18,417	63,042
Peter H. Cheesbrough	6,250	21,463
Tony Hadzi	7,625	26,181
Marcia M. Kim	10,417	35,822
Terje Laugerud	9,250	31,723

(1)
Value determined by multiplying the number of RSUs by the market value of the underlying shares on the vesting date.

  Pension Benefits

        Mr. Slingerlend has a pension benefit other than his 401(k) benefits. Our 401(k) Savings Plan is generally available to all our U.S. employees on a non-discriminatory basis. The CEO's Salary Continuation Retirement Plan (the "Retirement Plan" or "SERP") was established in March 1995 because the Board wanted to recognize the CEO's efforts in our growth and success. The Compensation Committee approved changes to the Retirement Plan in 2008 as a result of the recommendations of the compensation consultant; additional language changes were also made to comply with Section 409A of the Internal Revenue Code. The Retirement Plan provides for benefit payments to be made for up to 20 years after Mr. Slingerlend's termination of employment with us, beginning with an annual payment of $175,000 if he retires at his current age and increasing to $200,000 annually if he retires at age 65 or older. The Retirement Plan also provides that, if Mr. Slingerlend's employment terminates subsequent to a change in control of the Company, the payments will be $300,000, which is 150% of the amounts payable at age 65 or older, payable annually for a period not to exceed 20 years. The net present value of the Retirement Plan is determined using a discount rate of 5% and assumes that Mr. Slingerlend retires from the Company at age 65 and receives benefits under the Retirement Plan for 20 years. The present value of the accumulated benefit under the Retirement Plan was fully accrued by us as of December 31, 2009. The Retirement Plan is unfunded except in the case of change in control of the Company. Due to his retirement effective April 11, 2010, Mr. Slingerlend will be entitled to receive benefits under the Retirement Plan.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Mac J. Slingerlend	Salary Continuation Retirement Plan	21	2,492,000	None

(1)
Annual payments to be made equal to the number of years of service, not to exceed 20 years. For purposes of this analysis, we assumed retirement at age 65 with 24 years of service resulting in 20 annual payments.

(2)
Although we assumed for this analysis that the executive retired at age 65 with 24 years of service, the net present value of the Retirement Plan as of December 31, 2009, is $1,884,000 and the executive's 2009 increase under the Plan was $346,000.

(3)
No payment will be made under the Retirement Plan until six months and one day after termination of employment.

Termination and Change in Control Payments

        The numbers in the tables below, including with respect to Mr. Slingerlend who retired effective April 11, 2010, are hypothetical numbers based on an assumed December 31, 2009 termination or change in control date. The numbers may be higher or lower depending on actual dates of termination or change in control and depending on whether or not the Board of Directors accelerates the vesting of equity awards. All payments are in addition to what the executive would normally be paid to the date of termination such as accrued base salary and unpaid bonus amounts. No executive will receive payments in addition to accrued base salary and unpaid bonus amounts in the event of a voluntary termination (other than retirement) or a termination for cause.

        The terms of Mr. Slingerlend's retirement package are not yet determined and will be disclosed in a Form 8-K when determined.

Potential Payments upon Termination or Change in Control

									Insurance
					Short-Term Cash Incentive ($)
Name	Termination Scenario	Total ($)	Base Salary ($)				SERP ($)		Health ($)		Life ($)		Long-Term Care ($)		Other ($)		280G Tax Gross Up ($)
Mac J. Slingerlend*	Not for Cause	1,760,400	1,260,000	(1)	464,400	(1)	—		36,000	(2)	—		—		—		—
	Retirement	2,492,000	—		—		2,492,000	(3)	—		—		—		—		—
	Death(4)	4,769,500	315,000		262,500		2,492,000	(3)	—		1,700,000	(5)	—		—		—
	Disability(4)	3,717,530	630,000		525,000		2,492,000	(3)	36,000	(2)	—		34,530	(2)	—		—
	Change in Control	10,576,506	1,890,000	(6)	1,575,000	(6)	3,738,000	(3)	34,689	(7)	—		34,530	(2)	20,000	(8)	3,284,287
Peter H. Cheesbrough	Not for Cause	294,062	263,250	(9)	30,812	(9)	—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,212,180	702,000	(6)	455,000	(6)	—		34,689	(7)	—		10,491	(2)	10,000	(8)	—
Tony Hadzi	Not for Cause	78,750	78,750	(12)	—		—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,098,002	630,000	(6)	400,000	(6)	—		34,689	(7)	—		23,313	(2)	10,000	(8)	—
Marcia M. Kim	Not for Cause	94,808	73,846	(13)	20,962	(13)	—		—		—		—		—		—
	Death	—	—		—		—		—		—		—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,535,854	640,000	(6)	430,000	(6)	—		50,918	(7)	—		—		10,000	(8)	404,936
Terje Laugerud	Not for Cause	276,712	276,712	(10)	—		—		—		—		—		—		—
	Death	925,000	—		—		—		—		925,000	(11)	—		—		—
	Disability	—	—		—		—		—		—		—		—		—
	Change in Control	1,239,194	737,900	(6)	439,122	(6)	—		—		—		—		62,172	(8)	—

*
The terms of Mr. Slingerlend's retirement package are not yet determined and will be disclosed in a Form 8-K when determined.

(1)
Pursuant to Mr. Slingerlend's employment agreement, he is entitled to 2 times his base salary and bonus in the event of a termination not for cause.

(2)
For 36 months after termination, Mr. Slingerlend will receive medical insurance payments in cash, not to exceed $1,000 per month, and coverage of long-term care insurance premiums.

(3)
The maximum amount payable for retirement at the age of 65 is determined by multiplying a benefit amount of $200,000 by Mr. Slingerlend's tenure with us, not to exceed 20 years, using a discount rate of 5%. In the event of a change in control, the amount is 150% of the amount payable upon retirement.

(4)
50% of 2009 base salary and target bonus are paid in the event of Mr. Slingerlend's death and 100% of 2009 base salary and target bonus is paid in the event of disability.

(5)
Proceeds of life insurance policy payable to Mr. Slingerlend's designated beneficiary.

(6)
Pursuant to their change in control agreements, each executive is entitled to payments equal to a multiple of salary and target bonus (3 times for Mr. Slingerlend and 2 times for the other NEOs). Mr. Laugerud's salary and target bonus are calculated at 1 GBP to 1.57 U.S. Dollars.

(7)
This number assumes a 2010 COBRA benefit of $11,004 for Mr. Slingerlend, Mr. Hadzi and Mr. Cheesbrough (employee and one dependent) and $16,152 for Ms. Kim (employee and 2 or more dependents) each with an annual assumed 5% increase for 2011 and 2012.

(8)
Represents assumed outplacement costs for Mr. Slingerlend, Mr. Cheesbrough, Mr. Hadzi and Ms. Kim and for Mr. Laugerud, continuation of his automobile allowance for 36 months for a total of $62,172 (calculated at 1 GBP to 1.57 U.S. Dollars).

(9)
Mr. Cheesbrough's employment agreement entitles him to a severance payment in the amount of 39 weeks of base salary and one-fourth of the aggregate fully-earned bonus compensation for the most recent three months to the date of termination if he is terminated between the thirteenth and sixtieth months of employment. For the purposes of this calculation, we have assumed a 12/31/09 termination date.

(10)
Mr. Laugerud is entitled to nine months of his base salary as severance. His base salary for 2009 was $368,950 at a conversion rate of 1 GBP to 1.57 U.S. Dollars.

(11)
Mr. Laugerud's life insurance benefit is three times his annual salary, not to exceed $925,000.

(12)
Mr. Hadzi is entitled to three months of his base salary in the event of a termination not for cause.

(13)
Ms. Kim's employment agreement entitles her to a severance payment in the amount of 12 weeks of base salary and one-fourth of the aggregate fully-earned bonus compensation for the most recent three months to the date of termination if she is terminated between the thirteenth and sixtieth months of employment. For the purposes of this calculation, we have assumed a 12/31/09 termination date.

        Below is a description of the assumptions that were used in creating the table. Unless otherwise noted, the descriptions below are applicable to all of the NEOs relating to payments upon termination or change in control.

Executive Covenants

        As a condition to the executives' entitlement to receive the base salary amounts referenced in the table above, the executive is prohibited from competing with us or soliciting or hiring our employees for a period of 18 months following termination of employment. The executive is subject to liquidated damage provisions in the event of a breach of any of these prohibitions. In addition, the executive is required to execute a waiver of claims against us.

Payments and Benefits in Connection with Change in Control

  Payments upon Termination

        The executive will be entitled to certain benefits as described in the table above if the executive's employment is terminated by us other than for cause, by death or disability or terminated by the executive for good reason, as defined below, within the two year period immediately following a change in control. The executive's benefit under this provision is equal to a multiple of base salary, target annual cash bonus compensation and the value of any contributions or allocations made to any pension plan for the fiscal year.

        A change in control means: (i) a 5% increase in the beneficial ownership of our securities by a person who is the beneficial owner of our outstanding securities representing 15% or more of the combined voting power of our then outstanding securities, or a person who becomes the beneficial owner of our securities representing 33% or more of the combined voting power of our then outstanding securities; or (ii) any individuals who constitute the Board and any new director whose appointment by the Board or nomination for election by our Stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors in office cease for any reason to constitute a majority of the number of directors then serving; or (iii) a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or effected to implement a recapitalization in which no person becomes the beneficial owner of 33% or more of the combined voting power of our then outstanding securities); or (iv) approval of a plan of liquidation or dissolution by our Stockholders or the consummation of an agreement for the sale or disposition of all, or substantially all, of our assets other than a sale or disposition to an entity where at least 80% of the voting securities are owned by our Stockholders immediately prior to such sale.

  Involuntary Not for Cause Termination and Termination for Good Reason

        The executive will be entitled to certain benefits if we terminate the executive's employment for reasons other than cause or termination by the executive for good reason. A termination is for cause if it is for the willful and continued failure by the executive to substantially perform the executive's duties or the willful engaging by the executive in conduct which is demonstrably and materially injurious to us, considered as a whole, monetarily or otherwise. A termination by the executive for good reason means the (i) assignment to the executive of duties that are inconsistent with the executive's level of responsibility immediately before the change in control or any diminution in the nature of status of the executive's responsibilities; or (ii) a reduction by us in the executive's annual base salary, annual incentive compensation opportunity or long-term incentive compensation opportunity; or (iii) the relocation of the executive's principal place of employment more than 50 miles from the executive's principal place of employment immediately before the change in control.

  Post-Termination Benefits and Perquisites

        For a period of up to 36 months following a termination in connection with a change in control, we will provide the executive and the executive's dependents life, death, accident and health benefits and long-term care insurance substantially similar to that provided before termination, reduced to the extent the same type of benefits are received or made available to the executive other than by us. We will also provide the executive with one year of outplacement services beginning with the executive's first use of such services. We assumed one year of outplacement services for the CEO would cost approximately $20,000 and the cost would be approximately $10,000 for other NEOs.

  280G Tax Gross-up

        Upon a change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the above table assumes that the executive is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount, and (iii) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement to the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the above table is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate. For the purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation. The payment of the 280G tax gross-up will be payable to the executive for any excise tax incurred regardless of whether the executive's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Equity Treatment in Connection with Change in Control

        Pursuant to the provisions of our 1994 and 2004 Incentive Plans, vested options must be exercised within three months of the date of a voluntary termination or a termination other than for cause. In the event of retirement, vested options must be exercised within three months of the date of retirement if they are Incentive Stock Options and within 12 months of the date of retirement if they are

Non-Statutory Stock Options. Unvested options are void for all purposes in the event of a for cause termination. The Board or a Board committee consisting of outside directors, as the Administrator of the Incentive Plans, may determine whether and to what extent to accelerate the vesting and dates of exercise of all or any portion of the options in the event of a termination for all other reasons or in the event of a change in control. Vesting of unvested options in the event of termination for all other reasons is at the discretion of the Board as Administrator of the applicable incentive plan. In the event of death, vested options may be exercised by those entitled to do so under the laws of distribution and descent within 12 months following the date of the executive's death.

        In the event of a change in control of the Company, the Board may, in its sole discretion, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding options or make all such options fully vested and exercisable; (b) grant a cash bonus award to any option holder in an amount necessary to pay the option price of all or any portion of the options then held by such option holder; (c) pay cash to any or all option holders in exchange for the cancellation of their outstanding options in an amount equal to the difference between the option price of such options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellation of the options; (d) make any other adjustments or amendments to the outstanding options. The definition of a change in control in the Company's 2004 Incentive Plan varies somewhat from the definition in the change in control agreements. Under the 2004 Incentive Plan, a "change in control" occurs if: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Bobby G. Stevenson or a trustee or other fiduciary holding securities under an employee benefit plan of ours or under a trust, the grantor of which is Bobby G. Stevenson, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of our then outstanding voting stock; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by our Stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) our Stockholders approve a merger or consolidation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or the Stockholders approve a plan for our complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Other Post-Termination Benefits

        Benefits under any of our benefit plans in which an executive is a participant will be available to the executive (or executive's estate in the case of executive's death) to the full extent of the executive's rights under such plan.

Non-qualified Deferred Compensation

        We do not provide any nonqualified defined contribution or other deferred compensation plans.

 PROPOSAL No. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Background:    The Audit Committee has selected the firm of Ernst & Young LLP ("E&Y") to act as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of E&Y for ratification by the Stockholders at the Annual Meeting. E&Y audited our consolidated financial statements for the fiscal year ended December 31, 2009.

        Description of Proposal No. 2:    Proposal No. 2, which has been recommended by the Board for your consideration, asks you to ratify the selection of E&Y as our independent registered public accounting firm. Stockholder ratification of the selection of E&Y as our Independent Registered Public Accounting Firm is not required by our bylaws or otherwise. The Audit Committee believes that submitting the selection of E&Y to the Stockholders for ratification is advisable as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain E&Y; however, the Audit Committee may select E&Y notwithstanding the failure of the Stockholders to ratify the selection. If the appointment of E&Y is ratified, the Audit Committee will continue to conduct an ongoing review of E&Y's scope of engagement, pricing and work quality, among other factors, and will retain the right to replace E&Y at any time.

        The text of Proposal No.2, as you will see it printed on your Proxy, is "The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010."

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Representatives of E&Y, the independent registered public accounting firm selected for the most recently completed fiscal year, are expected to attend the Annual Meeting. Representatives of E&Y will have an opportunity to make a statement if they desire to do so and will make themselves available to respond to appropriate questions.

        Fees.    Set forth below is a summary of the fees billed to us by E&Y for each of the last two fiscal years, for the categories described below:

        Audit Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for audit of our annual financial statements included in our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, statutory audits required internationally, consents and accounting consultations and such other services that generally only our independent registered public accounting firm can provide.

        Audit-Related Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for employee benefit plan audits, and certain attestation services not required by statute traditionally performed by independent registered public accounting firms.

        Tax Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for tax compliance, tax advice and tax planning. The nature of the tax compliance services provided in this category includes preparation of tax returns and refund claims. Tax planning services include assistance with tax audits and appeals, advice with respect to mergers, acquisitions and dispositions or other technical advice.

        All Other Fees.    The aggregate fees incurred in each of the last two fiscal years for products and services provided by E&Y, other than the services reported above.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	% Services Pre-Approved
2009	$1,457,125	$36,981	$17,015	$—	100%
2008	$1,502,723	$59,695	$58,588	$—	100%

        Independence of Our Registered Public Accounting Firm.    The Audit Committee has considered the issue of the independence of our registered public accounting firm and concluded that the provision of services by E&Y in 2009 is consistent with maintaining the registered public accounting firm's independence.

Audit Committee Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures in compliance with 17 CFR 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Chairman of the Audit Committee may approve such audit and non-audit services with subsequent review of all pre-approved services by the full Audit Committee. The Audit Committee pre-approved all audit and non-audit services in 2009.

ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S DISCUSSION AND
ANALYSIS AND AUDITED FINANCIAL STATEMENTS

        Our 2009 Annual Report to Stockholders on Form 10-K is available to Stockholders on our website at www.ciber.com under "Investor Relations" or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. The 2009 Annual Report to Stockholders should not be considered part of the soliciting material.

ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE
And
ELECTRONIC DELIVERY OF 2011 PROXY STATEMENT

        Available Information.    Our Internet website is http://www.ciber.com and you may access free of charge, through the "Investor Relations" portion of our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended. Our website also provides current corporate governance documents such as the Audit, Compensation and Nominating/Corporate Governance Committee Charters, the Code of Business Conduct and Ethics and Equity Compensation Plans, as such documents may be adopted or amended from time to time by the Board of Directors or by Stockholders. These documents may be accessed through the "Corporate Governance" portion of our website.

        Householding of Annual Meeting Materials.    We have adopted a procedure called "householding" that has been approved by the Commission. Under this procedure, a single copy of this Proxy Statement will be sent to any household at which two or more Stockholders share a single address. If any Stockholder at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attn: Investor Relations, or by calling 303-220-0100 and asking to speak with Mr. Doug Eisenbrandt, Director of Investor Relations & Corporate Finance, and we will deliver this Proxy Statement to such Stockholder promptly upon receiving the request. If you are receiving multiple copies of our Proxy Statement, you may request householding in the future by writing or calling us as noted above.

        Request email delivery of your 2011 Proxy Materials.    You can enjoy the benefits and convenience of electronic delivery of the Proxy Statement and online Proxy voting and more. To learn about the service and to enroll for online delivery, please log on to www.ciber.com and select "Investor Relations," which will take you to CIBER's Investor Relations web page. Click on "electronic delivery enrollment" to read a description of the service and find a direct link to the enrollment page.

By order of the Board of Directors,

Paul A. Jacobs
 Chairman of the Board
Greenwood Village, Colorado
April 23, 2010

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000065428_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Bobby G. Stevenson 02 Peter H. Cheesbrough 03 James C. Spira Wells Fargo Shareowner Services 161 North Concord Exchange South St. Paul, MN 55075 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Daylight Time) on June 1, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Daylight Time) on June 1, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2. The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010. NOTE: This Proxy will be voted as directed, but if no instructions are specified and authority to vote for a director nominee is not marked WITHHOLD ALL or FOR ALL EXCEPT, or AGAINST approval or ABSTAIN with respect to the ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm then you are deemed to grant authority to vote for the election of such nominee(s) and for ratification of Ernst & Young LLP. If any other business is presented at such meeting, this Proxy will be voted by the Proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or parnership name, by authorized officer.

0000065428_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . CIBER, INC. 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111 The undersigned hereby appoints Peter H. Cheesbrough and Susan Keesen, or either of them, with full power of substitution, as attorneys-in-fact, agents and Proxies (the "Proxies") to vote on behalf of the undersigned all shares of Common Stock, $.01 par value, of CIBER, Inc. (the "Company"), that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders (the "Meeting"), to be held on the Internet at www.ciber.com/cbr/annualmeeting, on Wednesday, June 2, 2010 at 9:00 a.m. Mountain Daylight Time, and at any and all adjournments or postponements thereof. Should you have an account in the CIBER 401(k) Savings Plan, this Proxy represents the number of CIBER shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plan for CIBER shares allocable to that plan account and shares for which no voting instructions are received, this Proxy will serve as voting instructions for Principal Trust Company, trustee for the CIBER 401(k) Plan, or its designee. The plan provides that the trustee will vote each participant's shares in accordance with the participant's instructions. If the trustee does not receive voting instructions for CIBER shares allocable to the plan account by 11:59 P.M. (Eastern Daylight Time), May 28, 2010 those shares, and any other CIBER shares under those plans for which no voting instructions are received, will be voted, in accordance with the terms of the plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the trustee is authorized to vote upon such other matters as may properly come before the meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU VOTE BY TELEPHONE OR INTERNET PLEASE DO NOT RETURN YOUR PROXY MY MAIL. Continued and to be signed on reverse side

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NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS June 2, 2010
ANNUAL MEETING INFORMATION
AGENDA
VOTING RIGHTS AND SOLICITATION OF PROXIES
DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
PROPOSAL No. 1—ELECTION OF DIRECTORS
TEXT OF PROPOSAL NO. 1—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL " THE NOMINEES
DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE PRACTICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS
2009 Director Compensation
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Three-Year Base Salary Table
2009 Annual Cash Bonus Award Components
2009 Annual Cash Bonus Award Targets
2009 Actual Cash Award Payments
2010 Annual Cash Bonus Award Targets
Potential Payouts on the 2010 Annual Cash Award Targets
2009 LTIP Awards
Summary Compensation Table
2009 Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2009 Year End
2009 Stock Vested
Pension Benefits Table
Potential Payments upon Termination or Change in Control
PROPOSAL No. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S DISCUSSION AND ANALYSIS AND AUDITED FINANCIAL STATEMENTS
ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE And ELECTRONIC DELIVERY OF 2011 PROXY STATEMENT